UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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OPTION CARE HEALTH, INC.

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Notice of 2023 Annual Meeting of Stockholders
The 2023 annual meeting of stockholders of Option Care Health, Inc., a Delaware corporation, will be held virtually on May 17, 2023 at 12:00 p.m. Central Daylight Time via the Internet at www.virtualshareholder meeting.com/OPCH2023 for the following purposes:
1.
To elect ten director nominees identified in the accompanying proxy statement to serve as directors;

2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023;

3.
To hold a non-binding advisory vote to approve our executive compensation;

4.
To hold a non-binding advisory vote on the frequency of votes to approve our executive compensation; and

5.
To transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

Your vote is very important. Whether or not you plan to attend the meeting online, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. Please refer to the “General Information About the Annual Meeting” section of the accompanying proxy statement for more information.
By Order of the Board of Directors,
Collin G. Smyser
General Counsel and Corporate Secretary
Bannockburn, Illinois
April 7, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2023
The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge on www.proxyvote.com or investors.optioncarehealth.com.

The Board of Directors (the “Board”) of Option Care Health, Inc., a Delaware corporation (“we,” “us,” “our,” or “Option Care Health”), is soliciting proxies for use at our 2023 Annual Meeting of Stockholders, including any postponements or adjournments thereof (the “Annual Meeting”).
On April 7, 2015, HC Group Holdings II, Inc. (“HC II”) and its sole shareholder, HC Group Holdings I, LLC. (“HC I”), collectively acquired Walgreens Infusion Services, Inc. and its subsidiaries from Walgreen Co., and the business was rebranded as “Option Care.” On August 6, 2019, the privately-held HC I and HC II completed a transaction (the “BioScrip Merger”) to merge with and into a wholly-owned subsidiary of BioScrip, Inc., a publicly-traded, national provider of infusion and home care management solutions (“BioScrip”). Following the close of the BioScrip Merger, the now publicly-traded, combined companies were rebranded as “Option Care Health, Inc.”
These materials were first sent or made available to stockholders on April 7, 2023.

Corporate Governance
Our corporate governance framework is designed to help promote the values of effective corporate governance and high ethical standards through principled decision-making and appropriate oversight of our strategy and risk management.
Our key governance documents, including our Third Amended and Restated Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and Board committee charters, are available on our website at investors.optioncarehealth.com/corporate-governance/highlights. These documents are reviewed periodically to help ensure we are responding appropriately to changing regulatory requirements, evolving practices, issues raised by our stockholders and other key stakeholders, and otherwise as circumstances warrant.
Certain of our corporate governance practices, many of which are outlined in our Corporate Governance Guidelines, include:
One Share, One Vote:	We have a single class of shares with equal voting rights.
Annual Director Elections:	All directors are elected annually for a one-year term.
Separation of CEO and Chair:	We have an independent Chair of the Board who is not our Chief Executive Officer (“CEO”).
Stock Ownership Guidelines:	We have robust stock ownership guidelines for our directors and executive officers.
Prohibitions on Hedging and Other Transactions:	We have a formal policy prohibiting short sales, hedging, and pledging of our securities by our directors, officers and employees.
Access to Information:	The Board has access to our books, records, facilities and personnel, and directors are encouraged to talk directly with any of our officers or employees.
Overboarding Restrictions:	Our Corporate Governance Guidelines include limits on the number of other for-profit boards our directors are eligible to serve on.
Financial Expertise:	All members of the fully-independent Audit Committee qualify as audit committee financial experts.
Executive Sessions:	All regular quarterly Board and committee meetings include executive sessions without members of management present.
Self-Evaluations:
The Board and each of its committees conduct annual performance self-evaluations, which are overseen by the independent and non-executive Chair of the Board and the Nominating and Corporate Governance Committee.

Board Composition and Refreshment:	The Nominating and Corporate Governance Committee periodically reviews the mix of skills, composition and expertise on the Board. The Board added four new directors in 2022.

Board Leadership Structure
Since the BioScrip Merger, we have always separated the roles of Chair of the Board and CEO. Harry M. Jansen Kraemer, Jr., currently serves as the independent, non-executive Chair of the Board. The Board believes that this model provides an effective leadership structure for Option Care Health and the Board by allowing our CEO to focus on managing our business and operations while enabling our independent Chair to drive accountability at the board level.
However, the Board also believes that no single leadership model is right for all companies at all times and, depending on the circumstances, other models, such as combining the roles of the Chair of the Board and CEO, might be appropriate. The Board periodically reviews its leadership structure and will continue to implement the leadership structure that it believes is most appropriate. Our Corporate Governance Guidelines state that if the Chair of the Board is not independent, the Board will designate a Lead Independent Director.
In addition to the leadership of the Chair of the Board, our independent directors have ample opportunity to, and regularly do, assess the performance of our CEO and provide meaningful direction to him. Consequently, we believe the Board has strong and effective independent oversight of management, including due to the following:
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90% of the director nominees are independent.

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Each Chair and member of the five standing committees of the Board is independent.

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Board and committee agendas are prepared with their independent Chairs, and all directors are encouraged to provide suggestions for future meeting topics.

Board Independence
Our Corporate Governance Guidelines state that at least a majority of the members of the Board must meet the independence requirements of The Nasdaq Stock Market (“Nasdaq”), and that the Board will consider all relevant facts and circumstances when making an independence determination for each director.
The Board has determined that each of our directors, other than John C. Rademacher, is independent of Option Care Health and its management. Mr. Rademacher is not independent because he serves as our President and CEO.
The Board has a standing Audit Committee, Compensation Committee, Finance and Investment Committee, Nominating and Corporate Governance Committee, and Quality and Compliance Committee. The Board has determined that:
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Each member of these standing committees is independent under applicable Nasdaq listing standards;

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Each member of the Audit Committee also meets the additional independence criteria under the rules of the U.S. Securities and Exchange Commission (the “SEC”); and

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Each member of the Compensation Committee is independent for purposes of serving on that committee after considering the factors set forth in the rules of the SEC and the Nasdaq listing standards.

Prior to making these determinations, the Nominating and Corporate Governance Committee reviewed the applicable legal and Nasdaq listing standards for Board and committee member independence and made a recommendation to the full Board, which then made its independence determination. In making these determinations, the Board and the Nominating and Corporate Governance Committee considered that, in the ordinary course of business, relationships and transactions may occur between Option Care Health, on the one hand, and entities affiliated with directors or their family members, on the other hand.
For instance, Ms. Allemand, Mr. Friedman and Mr. Vainisi are designees to the Board of HC I, an affiliate of Walgreens Boots Alliance, Inc. (“WBA”). Each of those individuals may sit on the boards of directors or other governing bodies of various WBA subsidiaries and third-party investments. We have commercial relationships and transactions in the ordinary course of business with certain of these entities. The Board reviewed these transactions, and any payments to these entities, and found that these transactions and payments were made below the level set forth in applicable independence standards. Furthermore, Ms. Allemand, Mr. Friedman and Mr. Vainisi are not standing for re-election upon the conclusion of their terms at the Annual Meeting. For more information, see “Proposal 1: Election of Directors — Director Nomination Agreement” below.
Board Meetings and Attendance
The Board officially met seven times during 2022. Each then-serving director attended at least 75% of the meetings of the Board and the committees on which such director served that occurred while such director served on the Board or the applicable committees.
All but one of our then-serving directors attended our 2022 annual meeting of stockholders. Under our Corporate Governance Guidelines, all directors are expected to attend our annual meetings of stockholders unless unusual circumstances make attendance impractical.
Board Committees
The table below provides the members of each of the standing Board committees as of March 15, 2023.
Name	Audit Committee	Compensation Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee
Anita Allemand				Member
John J. Arlotta		Member			Member
Elizabeth Q. Betten			Chair		Chair
Elizabeth D. Bierbower	Member				Member
Natasha Deckmann			Member	Member	Member
Aaron Friedman		Member
David W. Golding		Member
Harry M. Jansen Kraemer, Jr.	Member			Chair
R. Carter Pate	Chair		Member
John C. Rademacher
Nitin Sahney	Member			Member
Timothy P. Sullivan		Chair
Mark Vainisi		Member	Member

Audit Committee R. Carter Pate (Chair) Elizabeth D. Bierbower Harry M. Jansen Kraemer, Jr. Nitin Sahney Meetings in 2022: 4
The Audit Committee is responsible for, among other matters, overseeing our accounting and financial reporting processes and the audits of our financial statements; the independent registered public accounting firm, including their qualifications and independence; our internal audit function; and other related matters. As part of its oversight responsibilities, the Audit Committee appoints our independent registered public accounting firm and pre-approves the terms, scope, and engagement fees related to the services performed by them.
The Board has determined that each Audit Committee member qualifies as an “audit committee financial expert” as that term is defined under SEC rules.

Compensation Committee Timothy P. Sullivan (Chair) John J. Arlotta Aaron Friedman David W. Golding Mark Vainisi Meetings in 2022: 5
The Compensation Committee is responsible for, among other matters: reviewing and making recommendations to the Board regarding the compensation of our CEO and other executive officers; overseeing our overall compensation and benefits programs and policies; and appointing and overseeing the compensation and work of any compensation consultant or other advisor retained by the Compensation Committee.
For more information about the Compensation Committee’s processes and procedures, including the role of its independent compensation consultant and our CEO in support of the committee’s decision-making process, see “Compensation Discussion and Analysis” below.

Finance and Investment Committee Elizabeth Q. Betten (Chair) Natasha Deckmann R. Carter Pate Mark Vainisi Meetings in 2022: 7
The Finance and Investment Committee is responsible for, among other matters: oversight of significant acquisitions and capital expenditures; our integration planning processes and evaluation of completed transactions; third-party debt financings; and our related capital allocation practices.

Nominating and Corporate Governance Committee Harry M. Jansen Kraemer, Jr. (Chair) Anita Allemand Natasha Deckmann Nitin Sahney Meetings in 2022: 4
The Nominating and Corporate Governance Committee is responsible for, among other matters: assisting the Board by identifying individuals qualified to become directors, consistent with criteria approved by the Board; recommending to the Board director nominees; developing and making recommendations to the Board regarding matters of corporate governance; leading the Board in its annual review of the Board’s performance; recommending to the Board director nominees for each Committee; and assisting the Board in overseeing our policies and programs and related risks that concern certain environmental, social, legislative, regulatory, and public policy matters.

Quality and Compliance Committee Elizabeth Q. Betten (Chair) John J. Arlotta Elizabeth D. Bierbower Natasha Deckmann Meetings in 2022: 4
The Quality and Compliance Committee is responsible for, among other matters: overseeing our corporate compliance and ethics program; overseeing, monitoring, and evaluating the quality of patient care and safety; overseeing adherence to accreditation standards; and reviewing compliance hotline reports.
The Quality and Compliance Committee is also responsible for appointing and evaluating the performance of our Chief Compliance and Privacy Officer.

Board Oversight
The Board takes an active role in overseeing our strategy and risk management and seeks to ensure that the long-term interests of Option Care Health and our stockholders are being served. In carrying out this responsibility, the Board is assisted by its committees, each of which considers risks within its primary responsibility and expertise. The current oversight responsibilities of the Board and its committees, as well as others involved with risk management, are described below.
Board of Directors:
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Directly oversees our corporate strategy and operations, executive succession planning, and other matters reserved for the full Board.

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Receives reports from members of our senior leadership team that include discussions of the risks involved in their respective areas of responsibility.

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Receives reports of Board committees’ risk oversight and other activities through regular reports by the committee Chairs.

Audit Committee:	• Oversees our enterprise risk management program and practices. • Oversees risks related to financial and tax matters.
Compensation Committee:
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Oversees risks related to the design and administration of our compensation programs and policies.

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In 2022, in collaboration with its independent compensation consultant, undertook a compensation risk assessment that concluded that the risks arising from our compensation policies and practices were not reasonably likely to have a material adverse effect on us. See “Compensation Discussion and Analysis — Compensation Risk Oversight” below for more information.

Finance and Investment Committee:	• Oversees risks related to financial risk management, liquidity and capital allocation practices, as well as risks related to our mergers and acquisitions and capital expenditure practices.
Nominating and Corporate Governance Committee:
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Oversees risks related to certain environmental, social, legislative, regulatory, and public policy matters, including any political contributions and lobbying activities.

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For more information about the committee’s role in overseeing risks related to our ESG program and sustainability initiatives, see “— Sustainability and ESG Program” below.

Quality and Compliance Committee:
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Oversees our key compliance, legal and regulatory risks as well as risks related to quality and patient safety.

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Oversees our programs, policies, and procedures related to information asset security and patient data protection.

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Oversees risks related to information security.

Management and Internal Audit:
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Management is primarily responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on significant matters

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Management has established and maintains an enterprise risk management program overseen by our Chief Financial Officer, Corporate Controller, and Enterprise Risk Management Committee.

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This committee includes cross-functional leaders from our legal, finance, information technology and operational departments.

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Significant enterprise risks, which may include competitive, strategic, operational, financial, legal, regulatory, and ESG-related risks, are identified and prioritized by our management through both top-down and bottom-up processes.

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Our internal audit function, which is directly overseen by the Audit Committee, provides assurance on internal controls, safeguarding of assets, and compliance with our policies and procedures.

Board Oversight of Cybersecurity
Our dedicated Chief Information Security Officer is responsible for leading an information security team that helps prevent, identify, and appropriately address cybersecurity risks and threats. This team develops and implements strategies around governance, people, process, and technology to protect the confidentiality, integrity, and availability of our data and assets. Core to this program is building a culture of security in which we help make clear that our team members are the first line of defense when it comes to protecting our organization’s information.
The Quality and Compliance Committee oversees our program, policies and procedures related to information security. The Quality and Compliance Committee periodically receives reports from our Chief Information Officer and Chief Information Security Officer on, among other things, cybersecurity risks and threats to our organization in the context of global security risks. Our Chief Information Security Officer also provides regular reporting to our management-led Enterprise Risk Management Committee, which leverages this information to better understand and prioritize our enterprise-level business risks.
Sustainability and ESG Program
We are committed to making a positive difference in the lives of not only our patients but also our team members and those in our communities, regardless of whether they are direct recipients of our care. Our mission is to “transform healthcare by providing innovative services that improve outcomes, reduce costs and deliver hope for patients and their families.” The philosophy of sustainability is built into our mission as a company, and we seek to ensure that our ESG program reflects this philosophy in other areas.
Our approach to sustainability is a framework of commitments and actions focused on providing extraordinary care to the environment, the patient community, our people, and our enterprise. Our ESG program is built on the four interconnected pillars of Reducing Our Impact on the Environment, Caring for Our Patient Community, Empowering Our People, and Managing a Responsible and Resilient Enterprise. These represent the ESG-related areas that we believe are most important to our patients, employees, investors and other stakeholders.

2022 ESG Highlights
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Provided over $20.0 million in need-based financial assistance to patients with limited income and resources;

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Launched an environmentally-conscious packaging program to move towards more sustainably-designed solutions; and

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Increased our investments in our diversity, equity and inclusion (“DE&I”) initiatives.

Diversity, Equity and Inclusion
At Option Care Health, we believe that DE&I makes us stronger and more innovative. We appreciate that people have a variety of talents, backgrounds and perspectives. We are committed to helping build a workforce where all levels (including senior management) are reflective of the communities we serve. We strive to develop a culture where everyone feels a sense of belonging and empowerment to share their experiences and ideas.
Our DE&I strategy is led by our Senior Director of Communications and Diversity, who reports to our Chief Human Resources Officer and Chief Diversity Officer. In partnership with our dedicated team members, the DE&I Steering Committee, an employee-led and leadership-supported group, influences the strategic direction of DE&I efforts at Option Care Health. By serving as a key partner and advocate for all employees, the DE&I Steering Committee is an internal business consultant and champion, building partnerships and promoting DE&I programs across Option Care Health, and also acts as a recruiting and retention resource for diverse talent.
Our comprehensive DE&I strategy starts with casting a broad net to ensure we have diversity in our hiring pipeline, equity and inclusion learning opportunities for leaders and all employees, and development opportunities for all team members including those from underrepresented groups. To help ensure that we are making progress toward our DE&I initiatives, in 2022 we added an inclusion index to our annual Gallup engagement survey and conducted a dedicated DE&I survey to gain insights on employee sentiment regarding diversity and inclusion as well as ways in which we could make these topics a priority for our company. Based on the feedback we received, we took the following actions in the second half of 2022:
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Implemented a paid floating holiday to observe a day of cultural significance most important to each team member.

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Introduced bi-monthly topics to be presented by team leaders to promote open and honest conversations about inclusion.

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Completed DE&I training for executives and developed new inclusion training opportunities for all team members.

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Piloted a networking program for women to encourage the sharing of ideas, personal growth, and building valuable relationships.

The Option Care Health overall engagement story over the past several years is extraordinary. Not only did our engagement scores rise every year, we also saw the percentage of disengaged employees drop significantly. Due to this positive growth and our proactive engagement initiatives we were awarded the 2023 Gallup Exceptional Workplace Award (GEWA). This award recognizes the most engaged workplace cultures in the world and organizations that prioritize engagement and invest the time, effort and resources to create an exceptional workplace experience.
ESG Program Governance
The Board and our senior leadership have identified our ESG efforts as an important priority. Under the oversight and executive sponsorship of our General Counsel and Corporate Secretary, the Assistant General Counsel leads our ESG program and coordinates our corporate response to developing comprehensive ESG initiatives. Leadership from across Option Care Health guides these efforts, including through a management-led ESG Working Group, which includes representation from our business, including our Communications, Finance, Information Technology, Investor Relations and Strategic Operations functions, to help foster cross-functional collaboration. The ESG Working Group meets quarterly and is dedicated to reviewing our ESG program, executing our ESG action items, and monitoring progress against any internal goals we might identify. The ESG Working Group members are key advocates helping to integrate our ESG initiatives into our routine operations.
In late 2022, the Board amended the charter of the Nominating and Corporate Governance Committee to clarify that the committee is responsible for reviewing environmental, social, legislative, regulatory and public policy trends that could impact us, and is also responsible for reviewing our policies, practices and disclosures with respect to sustainability and ESG factors. The Compensation Committee also periodically reviews initiatives related to DE&I matters and other human capital management matters.
For more information about our ESG program, please visit optioncarehealth.com/about/corporate-responsibility.
Related Party Transactions
The Board has adopted a written policy for approval of transactions between us and our directors, executive officers, director nominees, greater than 5% beneficial owners of our common stock or any other class of our equity securities, and each of their respective immediate family members, where the amount exceeds $120,000 and the related party has or will have a direct or indirect material interest in the transaction (subject to certain exceptions).
This policy provides that the Audit Committee must review transactions subject to the policy and determine whether to approve or ratify those transactions as in, or not inconsistent with, the best interests of Option Care Health and its stockholders. Pursuant to the policy, the Audit Committee will report all material related party transactions to the full Board. In reviewing transactions subject to the policy, the Audit Committee considers (as it deems appropriate for the circumstances):
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The material terms and conditions of the transaction;

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The basis on which such individual or entity is a related party;

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The related party’s interest in the transaction, including the related party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction(s);

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The approximate dollar value of the transaction, and the approximate dollar value of the related party’s interest in the transaction without regard to amount of profit or loss;

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In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made;

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In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness; and

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Any other material information regarding the transaction or the related party’s interest in the transaction.

In addition, under our Code of Business Conduct, our employees, officers and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Director Nomination Agreement
In connection with the BioScrip Merger, we entered into a Director Nomination Agreement with HC I. This agreement terminated effective March 3, 2023. For additional information, see “Proposal 1: Election of Directors — Director Nomination Agreement” below.
Registration Rights Agreement
In connection with the BioScrip Merger, we entered into a Registration Rights Agreement with HC I (the “Registration Rights Agreement”). The Registration Rights Agreement, among other things, grants customary registration rights to HC I, including demand registration rights, shelf registration rights, and piggyback registration rights. Other stockholders who received common stock pursuant to the BioScrip Merger may also become a party to the Registration Rights Agreement. The registration rights are subject to certain specific conditions and limitations as more fully defined in the Registration Rights Agreement.
Share Repurchase Agreement
On February 28, 2023, we entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with HC I, pursuant to which we agreed to repurchase, subject to the terms and conditions contained therein, up to $75 million of our common stock then held by HC I at the same purchase price per share as the underwriter in a concurrent underwritten public offering of our common stock held by HC I. On March 3, 2023, the transactions contemplated by the Share Repurchase Agreement closed, and we repurchased directly from HC I 2,475,166 shares of our common stock. The Share Repurchase Agreement and the transactions contemplated thereby were pre-approved by the Audit Committee in accordance with the related party transactions policy described above.
Code of Business Conduct
Our Code of Business Conduct sets out the principles that guide our business practices. It applies to all of our directors, officers, employees and contractors. The same standards apply regardless of job or level in the organization. Our Code of Business Conduct is available at investors.optioncarehealth.com/corporate-governance/highlights. When required by law or stock exchange rules, amendments to the Code of Business Conduct, or waivers thereof, will be promptly posted on our website.
Governance Documents
In 2022, the Board adopted Corporate Governance Guidelines, which serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas, including the role of the Board, director independence, director qualifications, director overboarding, conflicts of interest, Board leadership and operations, executive sessions, CEO and executive officer evaluations, and director compensation.
You can find our Corporate Governance Guidelines, standing Board committee charters, and other governance-related information at investors.optioncarehealth.com/corporate-governance/highlights. Each of these documents, as well as our Code of Business Conduct, is available in print upon request through the means described in “Other Matters — Communicating With Us” below.

Proposal 1: Election of Directors
Under our Third Amended and Restated Certificate of Incorporation, each of our directors stands for election each year. The Board currently consists of 13 directors; however, the Board has reduced the size of the Board to ten directors effective as of the Annual Meeting.
As disclosed in “— Director Nomination Agreement” below, Ms. Allemand, Mr. Friedman, and Mr. Vainisi are not standing for re-election at the Annual Meeting. Each of our other current directors has been re-nominated by the Board upon the recommendation of the Nominating and Corporate Governance Committee. All directors elected at the Annual Meeting will continue in office until our next annual meeting of our stockholders and until their successors are elected and qualified.
Each of the directors nominated by the Board has consented to serving as a nominee, to being named in this Proxy Statement, and to serving on the Board if elected. The persons named as proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of each of the Board’s nominees. If any nominee is unable to serve, the Board can either designate a substitute nominee to serve in his or her place as a director or reduce the size of the Board. If the Board nominates another individual, the persons named as proxies may vote for such substitute nominee. Proxies cannot be voted for a greater number of individuals than the ten nominees named in this Proxy Statement.
The Board has determined that all director nominees, other than Mr. Rademacher, are independent of Option Care Health and management. See “Corporate Governance — Board Independence” above for more information.
The Board recommends a vote “FOR” the election of each of the director nominees listed below.
Director Nomination Agreement
In connection with the BioScrip Merger, on August 6, 2019, we entered into a Director Nomination Agreement with HC I (the “Director Nomination Agreement”) whereby, for so long as HC I met certain beneficial ownership thresholds and subject to certain other conditions, HC I was entitled to designate a number of nominees for election to the Board equal to the product obtained by multiplying (a) the percentage of the total voting power of our outstanding common stock then beneficially owned by HC I and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases.
As of our 2022 annual meeting of stockholders, based upon HC I’s then-current beneficial ownership of our outstanding common stock and the size of the Board, HC I was entitled to designate three nominees for election to the Board. Ms. Allemand, Mr. Friedman and Mr. Vainisi were the then-current designees of HC I and were elected or re-elected to the Board in May 2022.
As of March 3, 2023, HC I no longer met the beneficial ownership thresholds contained in the Director Nomination Agreement, and the Director Nomination Agreement terminated in accordance with its terms. Accordingly, Ms. Allemand, Mr. Friedman and Mr. Vainisi are not standing for re-election at the Annual Meeting.
Board Membership Criteria
Subject to our organizational documents and any agreements we may enter into (including the now-expired Director Nomination Agreement described above), the Board has overall responsibility for the selection of candidates for nomination or appointment to the Board and for establishing the general criteria to be used in identifying potential candidates. The Nominating and Corporate Governance Committee leads our director succession planning process and regularly considers the criteria necessary to achieve a diverse Board that provides effective oversight of Option Care Health.

As set forth in our Corporate Governance Guidelines, in considering director candidates, the Nominating and Corporate Governance Committee will seek to ensure that each director possesses the following critical personal qualities and attributes that the Board believes are essential for the proper functioning of the Board: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, the Nominating and Corporate Governance Committee believes that directors should have the mature confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill our oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors.
Directors are expected to devote sufficient time and attention to prepare for, attend (either in person or virtually), and participate in Board meetings and meetings of committees on which they serve. To that end, our Corporate Governance Guidelines state that no director may serve on more than four public company boards (including the Board), no director that is an executive officer of a public company (including our President and CEO) may serve on more than two public company boards (including the Board), and no member of the Audit Committee may serve simultaneously on the audit committees of more than three public company boards (including our Audit Committee). As of March 15, 2023, each of our director nominees was in compliance with these requirements.
In addition to the above criteria, our Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee will annually review the qualifications, qualities, skills, and other criteria appropriate for Board members and director candidates in light of the Board’s composition at the time, and the skills and expertise needed for effective operation of the Board and its committees, in each case taking into account the results of the annual Board and committee self-evaluation (see “— Annual Board and Committee Self-Evaluations” below for more information). The matrices below, as well as the biographies listed under “— Director Nominee Biographies” below, note each director’s relevant skills, experiences, and backgrounds that the Board and the Nominating and Corporate Governance Committee believe make them suited to contribute to the Board.

Director Skills and Demographic Matrices
The following matrices highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating and Corporate Governance Committee to recommend these nominees for election to the Board. The skills matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these areas through education, direct experience, and oversight responsibilities.
	Arlotta	Betten	Bierbower	Deckmann	Golding	Kraemer	Pate	Rademacher	Sahney	Sullivan
Skills & Experience
Business Leadership and Operations	X		X	X	X	X	X	X	X	X
Clinical Practice				X	X
Digital, Technology and Cybersecurity				X					X
Finance and Capital Allocation	X	X			X	X	X	X	X	X
Health Care Industry	X	X	X	X	X	X	X	X	X	X
Home Care/Integrated Care	X				X			X
Human Capital Management	X		X	X	X			X	X
M&A and Business Development	X	X		X	X	X	X	X	X	X
Public Company Governance	X					X	X	X
Regulatory and Public Policy	X		X	X	X	X	X	X
Risk Management and Sustainability	X	X	X		X	X	X	X
Tenure/Age(1)
Years Served	4	4	1	1	8	4	8	4	4	4
Age	73	42	64	46	61	68	68	56	60	65
(1) Information is as of March 15, 2023. Director tenure for directors who served on the Option Care Health predecessor company prior to the BioScrip Merger is calculated from and after the date of the BioScrip Merger.
	Arlotta	Betten	Bierbower	Deckmann	Golding	Kraemer	Pate	Rademacher	Sahney	Sullivan
Gender(1)	M	F	F	F	M	M	M	M	M	M
Self-Identified Categories(1)
Asian									X
Hispanic or Latinx		X
White	X	X	X	X	X	X	X	X		X
Two or More Races or Ethnicities		X
(1) As identified and disclosed by each director.

Director Nomination Process
The Nominating and Corporate Governance Committee makes recommendations to the Board for director nominations; identifies and screens potential new candidates, including by reviewing recommendations from other directors, management and stockholders; and assesses the ongoing contributions of incumbent directors. The Nominating and Corporate Governance Committee may also retain search firms to assist in identifying and screening candidates.
Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider director candidates recommended by a stockholder using the same criteria as it uses for other candidates recommended by members of the Board or other persons. A stockholder may recommend a candidate at any time of the year by writing to our General Counsel and Corporate Secretary at the contact details set forth in “Other Matters — Communicating With Us” below.
Director Nominee Biographies
The Board and the Nominating and Corporate Governance Committee believe that each director nominee brings a strong and diverse set of skills, experiences and perspectives that creates a high-performing Board aligned with our business strategy and which contributes to effective oversight of our operations. The ages, principal occupations, public directorships held, and other information about our nominees are shown below as of March 15, 2023.
Harry M. Jansen Kraemer, Jr. Chair of the Board Age: 68 Director Since: 2019 Board Committees: Audit Nominating and Corporate Governance (Chair) Independent
Key Skills and Qualifications
Mr. Kraemer brings to the Board over 30 years of executive leadership experience, including through his service as chairman, president and chief executive officer of a large international public company, along with extensive financial expertise and significant experience with boards of directors of private and public companies, investment decisions, capital allocation activities, and complex transactions at both large companies and in private equity. Through his experience at biotechnology and pharmaceutical companies, he also brings significant expertise in the health sector and with technology and innovation.
Career Highlights
•
Executive Partner of Madison Dearborn Partners, a private equity firm (2005 – Present)

•
Clinical Professor of Management and Strategy at the Kellogg School of Management at Northwestern University (2005 – Present)

•
Chairman (2000 – 2004), President (1997 – 2004) and Chief Executive Officer (1999 – 2004) of Baxter International, Inc., a global, publicly-traded manufacturer of diagnostic and other health care-related products

•
Certified Public Accountant

Other Public Company Boards
•
Dentsply Sirona Inc. (2016 – Present)

•
Leidos Holdings, Inc. (1997 – Present)

John J. Arlotta Age: 73 Director Since: 2019 Board Committees: Compensation Quality and Compliance Independent
Key Skills and Qualifications
Mr. Arlotta brings to the Board over 50 years of experience in the healthcare industry, including executive leadership experience, human capital management, risk management, and public company corporate governance experience, due to his service as Chair and Chief Executive Officer of several healthcare companies.
Career Highlights
•
Chairman, president, and CEO of eviCore Healthcare, a healthcare services company (2014 – Present)

•
Co-Chairman of Interwell Health, a provider of value-based care for chronic kidney disease (2022 – Present)

•
Executive Chairman of Kindred at Home, a provider of home health and hospice services (2018 – 2021)

•
CEO of CoreCare National, a provider of medical benefits management services and pre-merger predecessor to eviCore Healthcare (2012 – 2014)

•
Special Healthcare Advisor to General Atlantic, LLC, a private equity firm (2010 – 2012)

•
Chairman of Novis Pharmaceuticals, a pharmaceutical distribution company (2008 – 2012)

•
Chairman and Chief Executive Officer, Coram, Inc., a provider of home infusion and specialty pharmacy services (2005 – 2007)

•
Chairman and Chief Executive Officer, NeighborCare Inc., a provider of pharmaceutical products and services to nursing homes (2003 – 2005)

•
Chief Operating Officer, Caremark Rx, a pharmacy benefit manager (1995 – 2000)

Other Public Company Boards
•
None

Elizabeth Q. Betten Age: 42 Director Since: 2019 Board Committees: Finance and Investment (Chair) Quality and Compliance (Chair) Independent
Key Skills and Qualifications
Ms. Betten brings to the Board a wealth of experience with growing companies in the healthcare sector, including with financial transactions, capital allocation, and business development, primarily through her role as managing director of a major private equity investment firm, as well as risk management oversight and governance experience due to her service on other boards of directors.
Career Highlights
•
Managing Director and Co-Head of the Healthcare Team at Madison Dearborn Partners, LLC, a private equity investment firm (January 2023 – Present), various other positions from 2008 – 2011, including Managing Director (2017 – 2022)

•
Investment Banking Analyst, Health Care Group, J.P. Morgan (2002 – 2004)

•
Director of Stanley Manne Children’s Research Institute (2018 – Present) and Advanced Personnel Management (2020 – Present)

•
Trustee of The Civic Federation (2019 – Present)

Other Public Company Boards
•
None

Elizabeth D. Bierbower Age: 64 Director Since: 2022 Board Committees: Audit Quality and Compliance Independent
Key Skills and Qualifications
Ms. Bierbower brings to the Board strategic leadership, operational experience and financial expertise through her more than 30 years of proven executive-level experience in the health care industry, including through her service as segment president of a national health insurance company, chief executive officer of a regional health plan, chief operating officer of the specialty division of a large health insurance company, and her service on other boards.
Career Highlights
•
Chief Executive Officer of Friday Health Plans, a health insurance company (December 2022 – Present); the operations of Friday Health in certain states have been placed in receivership or under supervision in March and April 2023

•
Various leadership roles at Humana, a health insurance company, including as Segment President (2018 – 2019), President of Employer Group Segment (2012 – 2018), Chief Operating Officer of Specialty Benefits (2008 – 2012), and Vice President of Product Innovation (2001 – 2008)

Other Public Company Boards
•
None

Natasha Deckmann Age: 46 Director Since: 2022 Board Committees: Finance and Investment Nominating and Corporate Governance Quality and Compliance Independent
Key Skills and Qualifications
Dr. Deckmann brings to the Board extensive executive leadership and operational expertise, experience in healthcare technology, healthcare payer and provider expertise, and human capital management skills. Dr. Deckmann also offers experience in risk management oversight and governance practices through her service on various board of directors.
Career Highlights
•
Chief Operating Officer and Chief Clinical Officer, SecureSeniorConnections, a digital platform focused on preventing and reducing loneliness and social isolation in seniors (2020 – Present)

•
Chief Executive Officer, CarePoint Health System, a three hospital and medical group system in New Jersey (2018 – 2020)

•
Senior Vice President, Population Health Solutions and Chief Operating Officer, Consumer Solutions Group, Optum, a UnitedHealth Group company (2013 – 2018)

Other Public Company Boards
•
Senior Connect Acquisition Corp. I (2021 – Present)

David W. Golding Age: 61 Director Since: 2015 Board Committees: Compensation Independent
Key Skills and Qualifications
Mr. Golding brings to the Board over 35 years of experience in the healthcare industry, particularly in home infusion and specialty pharmacy, hospital and retail sectors, as well as executive leadership skills through his role as executive vice president within the pharmacy benefit management and mail service pharmacy division of a retail pharmacy chain. As a clinical pharmacist, Mr. Golding also brings unique perspectives on patient care.
Career Highlights
•
Director and advisor for several private healthcare-oriented companies (2015 – 2022)

•
Company Advisor to Twistle, provider of automated patient communication software (2017 – 2022)

•
Executive Vice President of Specialty Pharmacy, CVS Health (1987 – 2011)

Other Public Company Boards
•
None

R. Carter Pate Age: 68 Director Since: 2015 Board Committees: Audit (Chair) Finance and Investment Independent
Key Skills and Qualifications
Mr. Pate brings to the Board extensive executive leadership and public company corporate governance experience through his service as chief executive officer of several large public companies, financial expertise as a former managing partner of an international accounting firm, and experience with government relations, public policy and risk management oversight from his tenure at global companies and his service on other boards of directors.
Career Highlights
•
Chief Executive Officer, Modivicare, a global holding company whose subsidiaries provide technology-enabled healthcare services including logistics (2017 – 2020)

•
Chief Executive Officer, MV Transportation, Inc., a passenger transportation contracting firm (2011 – 2014)

•
Global and U.S. Managing Partner, Health Care and Government Services Practice, PricewaterhouseCoopers (1996 – 2012)

Other Public Company Boards
•
Red Lion Hotels (2019 – 2021)

•
Advanced Emissions Solutions, Inc. (2016 – 2021)

•
ModivCare Inc. (2017 – 2020)

John C. Rademacher President and Chief Executive Officer Age: 56 Director Since: 2019 Board Committees: None
Key Skills and Qualifications
Mr. Rademacher brings to the Board over 20 years of executive leadership experience in the healthcare industry, including the management of nationwide operations, sales, service and support related to the provision of home and alternate site infusion services.
Career Highlights
•
President and Chief Executive Officer, Option Care Health (2018 – Present)

•
Chief Operating Officer, Option Care Health (2015 – 2018)

•
President, Ambulatory Care (2012 – 2014) and President, Nuclear & Pharmacy Services (2007 – 2012) of Cardinal Health, Inc., a publicly-traded multinational health care services company (“Cardinal Health”)

•
Senior Vice President, Cigna, a publicly-traded health services company (2001 – 2007)

Other Public Company Boards
•
None

Nitin Sahney Age: 60 Director Since: 2019 Board Committees: Audit Nominating and Corporate Governance Independent
Key Skills and Qualifications
Mr. Sahney brings to the Board over 30 years of experience in the healthcare industry, including executive leadership experience, as well as experience in innovation and technology and experience with transactions and capital allocation matters.
Career Highlights
•
Founder, Member-Manager and Chief Executive Officer, PharmaCord LLC, a provider of commercial solutions for biopharmaceutical manufacturers (2016 – Present)

•
Operating Advisor, Clayton Dublier & Rice Funds, a private equity firm (2016 – 2017)

•
President (2012 – 2015) and Chief Executive Officer (2014 – 2015), and various other leadership roles, Omnicare Inc., a long-term and specialty care company acquired by CVS Health in 2015

•
Founder and Chief Executive Officer, RxCrossroads, a patient services company in specialty pharmacy (2001 – 2007)

•
General Manager, Nexus Healthcare / Corporate Development, Cardinal Health (1993 – 2001)

Other Public Company Boards
•
ExlService Holdings, Inc. (2016 – Present)

Timothy P. Sullivan Age: 65 Director Since: 2019 Board Committees: Compensation (Chair) Independent
Key Skills and Qualifications
Mr. Sullivan brings to the Board deep financial expertise and a global business perspective, including through his role as founder and managing director of a major private equity investment firm.
Career Highlights
•
Co-President (2022 – Present) and Co-Founder, Managing Director, and Co-Head of Health Care of Madison Dearborn Partners, LLC (1992 – 2022)

•
Currently serves on the Board of Directors of several healthcare companies, including:

◦
Advanced Personnel Management (APM), a global provider of health and human services

◦
Kauffman, Hall & Associates, a healthcare management consulting company

◦
Syntellis Performance Solutions, an Enterprise Performance Management application software provider serving the healthcare, higher education and financial institution end markets

◦
Solis Mammography, a specialized health care provider of mammography and related imaging services

•
Currently serves on the Board of Trustees of several non-profit organizations, including:

◦
Northwestern University

◦
The United States Naval Academy Foundation

◦
The Big Shoulders Fund, a Chicago-based non-profit organization designed to offer financial support to low-income Catholic schools.

Other Public Company Boards
•
None

Board Diversity and Tenure
The Board is committed to ensuring that the composition of the Board reflects a diverse set of experiences and backgrounds. Our Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee will consider the diversity of the Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences. The Nominating and Corporate Governance Committee is committed to actively seeking out, and will instruct any search firm it engages to identify, individuals who will contribute to such diversity to be included in the pool of candidates from which nominees to the Board are selected.
Our Board is relatively short-tenured, and in 2022, we added to the Board four new directors. Our Corporate Governance Guidelines state that there are no limits on the number of terms that a director may serve, and that the Board does not currently endorse arbitrary term limits on directors’ service or believe automatic annual re-nomination of directors is appropriate.
Annual Board and Committee Self-Evaluations
Each of the Board and its committees conducts an annual self-evaluation to assess its effectiveness. The Board believes this helps ensure its governance and oversight responsibilities, as well as policies and procedures, are effective and reflect best practices.
Our independent Chair of the Board and the Nominating and Corporate Governance Committee, which consists entirely of independent directors, oversees the design and implementation of this annual self-evaluation process. As part of this process, each director completes a comprehensive questionnaire evaluating the performance of the Board as well as each committee on which the director serves, focusing on identifying areas for improvement and attention. The Board and each of its committees then review the feedback received in executive session.
We believe this annual evaluation process provides the Board and its committees with valuable insight regarding areas where the Board believes it functions effectively as well as areas where the Board can improve. Recommendations for improvement derived from the annual evaluation process are used to adjust the Board’s future agendas and practices.
Non-Employee Director Compensation
Certain of our directors who are not employed by us (“Non-Employee Directors”) receive compensation for their service to the Board. As an Option Care Health employee, Mr. Rademacher, our President and CEO, does not receive compensation for his service as a director. Additionally, Ms. Allemand, Mr. Friedman and Mr. Vainisi were designated to serve on the Board by HC I and, pursuant to WBA policy, have declined to accept compensation for their service as directors.
The Compensation Committee annually reviews the total compensation of our Non-Employee Directors and each element of our Non-Employee Director compensation program. As part of this process, the Compensation Committee evaluates market data provided by its independent compensation consultant, Pearl Meyer, and make a recommendation to the Board. The Board determines the form and amount of Non-Employee Director compensation after reviewing the Compensation Committee’s recommendation. For 2022, the Compensation Committee did not recommend, and the Board did not approve, any changes to our Non-Employee Director compensation program from 2021.

Annual Non-Employee Director Compensation Program
	Cash ($)	RSUs ($)
All Non-Employee Directors	80,000	150,000
Board Chair	100,000	—
Chair of the Audit Committee	22,000	—
Chair of the Finance and Investment Committee	10,000	—
Chair of All Other Board Committees	15,000	—
Member of the Audit Committee	11,000	—
Member of the Finance and Investment Committee	5,000	—
Member of All Other Board Committees	7,500	—
Cash Retainers.   The cash retainers listed above were paid in May 2022 to only those Non-Employee Directors who accepted compensation for their service and, with respect to committee chair or member fees, only to those directors who served on such committees as of the date of payment.
Equity-Based Awards.   A substantial portion of each Non-Employee Director’s annual retainer is in the form of equity awards. In May 2022, each Non-Employee Director who accepted compensation for his or her service to the Board received a restricted stock unit (“RSU”) award equal to $150,000 divided by the per share closing price of our common stock on the grant date. These equity awards are made pursuant to our 2018 Equity Incentive Plan (the “EIP”) and vest in equal amounts on each of the first three anniversaries of the grant date. Vesting accelerates upon a change in control or termination of service for any reason other than for cause.
Other Compensation.   Our directors may be reimbursed for reasonable, out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings and other Board-related activities.
Limitations on Non-Employee Director Compensation.   The EIP provides for an annual limit of $500,000 for all compensation paid to a Non-Employee Director.
Stock Ownership and Holding Guidelines.   Pursuant to our Stock Ownership and Retention Policy, Non-Employee Directors are required to hold 75% of the net shares (including unvested RSUs) granted to them under our benefit plans until they own equity equal to three times (3x) the annual cash retainer payable to them for service to the Board (excluding cash retainers paid for Chair or committee service). Once this ownership guideline is met, Non-Employee Directors must maintain the guideline level of the net shares granted to them as long as they remain Non-Employee Directors. Compliance with the guideline is tracked annually through self-reporting. As of the last annual measurement date, we believe that each of the Non-Employee Directors was in compliance with the stock ownership guidelines.
Mr. Rademacher, our President and CEO, is subject to and is compliant with the stock ownership guidelines applicable to our executive officers, as more fully described in “Compensation Discussion and Analysis — Governance and Other Matters — Stock Ownership and Holding Guidelines” below.
2022 Non-Employee Director Compensation
The following table shows information regarding the compensation earned during 2022 to Non-Employee Directors who served on the Board during the year. As noted above, Ms. Allemand, Mr. Friedman and Mr. Vainisi have declined to accept compensation for their service as directors.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John J. Arlotta	95,000	150,000	245,000
Elizabeth Q. Betten	105,000	150,000	255,000
Elizabeth D. Bierbower	98,500	150,000	248,500
Natasha Deckmann	92,500	150,000	242,500
David W. Golding	87,500	150,000	237,500
Harry M. Jansen Kraemer, Jr.	126,000	150,000	276,000
R. Carter Pate	107,000	150,000	257,000
Nitin Sahney	98,500	150,000	248,500
Timothy P. Sullivan	95,000	150,000	245,000

(1) As discussed in “Cash Retainers” above, each of the following directors elected to receive his or her annual cash retainers for service on the Board in RSUs in the following amounts: Mr. Arlotta: 3,288 RSUs; Ms. Betten: 3,636 RSUs; Mr. Golding: 3,030 RSUs; Mr. Kraemer: 4,362 RSUs; Mr. Pate: 3,705 RSUs; Mr. Sahney: 3,411 RSUs; and Mr. Sullivan: 3,288 RSUs.
(2) As discussed in “Equity-Based Awards” above, on May 20, 2022, each Non-Employee Director who accepted compensation for his or her service on the Board received an award of 5,193 RSUs. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of such award ($150,000), computed in accordance with FASB ASC Topic 718. The grant date fair value of these RSUs is measured based on the closing price of our common stock on the date of grant ($28.89). See Note 15 — Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) for more information.
The following stock awards were outstanding as of December 31, 2022: Mr. Arlotta: 22,833 RSUs; Ms. Betten: 24,149 RSUs; Ms. Bierbower: 5,193 RSUs; Dr. Deckmann: 5,193 RSUs; Mr. Golding: 22,169 RSUs; Mr. Kraemer: 27,948 RSUs; Mr. Pate: 23,063 RSUs; Mr. Sahney: 22,769 RSUs; and Mr. Sullivan: 23,613 RSUs. These numbers include, where applicable, the annual equity award described in “Equity-Based Awards” above as well as RSUs earned by directors who have elected to receive their cash compensation in the form of RSUs.

Executive Officers
This section describes the experience and other attributes, as of March 1, 2023, of our executive officers other than Mr. Rademacher, whose biography can be found in “Proposal 1: Election of Directors — Director Nominee Biographies” above.
Michael Bavaro, 45, has served as our Chief Human Resources Officer since March 2022 and Chief Diversity Officer since August 2020. He previously served as our Vice President of Human Resources from December 2015 to March 2022. Prior to joining Option Care Health, Mr. Bavaro served in a number of roles at Blue Cross Blue Shield of Illinois, Montana, New Mexico, Oklahoma, and Texas, a health insurance company, including Vice President of Human Resources for its Talent Acquisition and Workforce Planning division and Executive Director, Enterprise Talent Acquisition. From January 2009 to October 2012, he served as Vice President of HR Operations and Talent Acquisition at Career Education Corporation. He also served in a number of senior HR roles at United Airlines. Mr. Bavaro is an active duty and reserve Navy veteran and is currently an Air Force Reserve Officer, where he serves as the Equal Opportunity Officer for 1,500 military personnel at Grissom Air Reserve Base in Indiana. He received a B.S. in Nuclear Engineering Technology from Thomas Edison State University and an M.B.A. from Keller Graduate School of Management at DeVry University.
Richard Denness, 56, has served as our Chief Commercial Officer since June 2020, where he leads our commercial and sales operations. He previously served as our Chief Strategy Officer from August 2019 to June 2020. Mr. Denness joined Option Care Health as part of the BioScrip Merger in August 2019, and served as Senior Vice President, Chief Commercial Officer of BioScrip from July 2018 until the BioScrip Merger. Prior to joining BioScrip, Mr. Denness was the Managing Director and Global Healthcare Lead at North Highland Consulting, a healthcare consulting company, from September 2017 to July 2018. Prior to that, he was a Managing Director, Western United States, at Proudfoot Consulting, a healthcare consulting company, from June 2013 to September 2017. Mr. Denness has also served in various leadership positions, including General Manager, Australia/New Zealand at Schering-Plough, a pharmaceutical company; President at IVAX Laboratories (now Teva Respiratory), a pharmaceutical company; Vice President and General Manager, Neurology, at UCB, a multinational biopharmaceutical company; and Chief Executive Officer and director of Vycor Medical, Inc., a publicly-traded medical device company. He holds a B.S. in marketing and finance from Missouri State University.
Michael Shapiro, 52, has served as our Chief Financial Officer since August 2015 and leads our finance, treasury and investor relations operations. From March 2014 to July 2015, Mr. Shapiro served as the Senior Vice President and Chief Financial Officer of Catamaran Corporation, a previously publicly-traded pharmacy benefits management company that is now part of UnitedHealth Group’s Optum Rx division, where he also served as Senior Vice President, Finance from February 2012 to March 2014. Prior to his roles at Catamaran Corporation, Mr. Shapiro was Vice President and Chief Financial Officer of Rexnord Corporation, a publicly-traded global industrial company, from February 2010 to November 2011. He also served in a number of roles at Baxter International Inc., a publicly-traded global medical device and biopharmaceutical manufacturer from 1995 through 2010, including Vice President, Finance and Business Development for its Renal division; Vice President, Corporate Financial Planning and Analysis; Vice President and Assistant Treasurer, Corporate Treasury; Director of Investor Relations, Corporate; and Director of Global Operations Finance, BioScience Division. Mr. Shapiro is a certified public accountant (not licensed) who began his career at Deloitte LLP, a public accounting firm. He holds a B.A. in accounting from Miami University and an M.B.A. from the Booth School of Business at the University of Chicago.
Collin G. Smyser, 44, has served as our General Counsel and Corporate Secretary since April 2022. He is responsible for our global legal and compliance functions, including oversight of our litigation, regulatory legal, commercial legal, and M&A matters. He also oversees our public policy and ESG initiatives. From October 2021 to April 2022, Mr. Smyser served as Vice President, Deputy General Counsel at Elanco Animal Health Incorporated, a publicly-traded global leader in the animal health pharmaceutical industry, where he served as its chief corporate governance, securities, and corporate transactions attorney. From February 2018 to October 2021, Mr. Smyser was Vice President, Deputy General Counsel at Kimberly-Clark Corporation, a publicly-traded global manufacturer of consumer products, where he directed the legal strategy for its North American consumer products business and oversaw its global intellectual property and global supply chain legal teams. Mr. Smyser was also Vice President, Corporate Secretary (from February 2016 to February 2018) and Vice President, Assistant Corporate Secretary (from March 2015 to February 2016) at WBA, where he led its corporate secretary office and oversaw corporate governance and other legal matters. Mr. Smyser began his career in private practice at Allen & Overy LLP in London, England and at Winston & Strawn LLP in Chicago, Illinois. He received a B.A. and M.A. in economics from the University of Southern California and a J.D. from Stanford Law School.
Luke Whitworth, 42, has served as our Chief Operating Officer since January 2023. He previously served as our Senior Vice President, Specialty Operations & Patient Administration from August 2022 to January 2023, Senior Vice President, Revenue Cycle Management from October 2019 to August 2022, and Vice President, Operational Excellence and Revenue Cycle Management from April 2018 to October 2019. From 2008 to 2018, Mr. Whitworth served in roles of increasing responsibility at Cardinal Health, including as its Vice President of Sales for its Home Health and Hospice division; Vice President of Finance and Administration for its Post-Acute Solutions division; Vice President of Finance for Cardinal Health at Home; Director of Corporate Development; and Director of Financial Planning and Analysis for its Nuclear Pharmacy division. He received a B.S.B.A. in Finance from The Ohio State University and an M.B.A. in General Management from the Stephen M. Ross School of Business at the University of Michigan.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has re-appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2023. KPMG has served as our independent registered public accounting firm since 2015 and continued to serve as our independent registered public accounting firm after the BioScrip Merger.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2023. Although ratification of the Audit Committee’s appointment is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice.
In the event stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2023, the Audit Committee intends to review future selections of an independent registered public accounting firm in light of that result. Even if this appointment is ratified by our stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our stockholders.
Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to stockholder questions.
Auditor Qualifications
The Audit Committee, which consists entirely of independent, non-management directors, is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. In connection with this oversight responsibility, the Audit Committee reviews the performance of our independent registered public accounting firm annually.
In making the decision to re-appoint KPMG for the year ending December 31, 2023, the Audit Committee considered, among other factors, the firm’s qualifications, reputation and experience; the firm’s approach to quality control; sufficiency of resources; the quality and candor of the firm’s communications with the Audit Committee and management; and the firm’s independence, objectivity and professional skepticism. The Audit Committee also believes that our audit and other fees are competitive with those of our peer companies in part due to KPMG’s familiarity with us and our operations.
Based on these and other factors, the Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in our best interests as well as those of our stockholders.
Auditor Independence
The Audit Committee also periodically considers whether there should be a rotation of our independent registered public accounting firm, because the Audit Committee believes it is important for such firm to maintain independence and objectivity. In 2022, the Audit Committee concluded that there were a number of factors supporting KPMG’s continued independence, including Public Company Accounting Oversight Board (“PCAOB”) requirements for audit partner rotation and limitations imposed by regulation on non-audit services performed by the firm. Under the auditor independence rules, KPMG also reviews its independence each year and delivers to the Audit Committee a letter addressing such matters.
The Audit Committee requires advance approval of all audit and permitted non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit Committee may consider, among other factors, the possible effect of the performance of such services on the auditors’ independence. As a part of the pre-approval process, the Audit Committee considers the nature of the services to be rendered, the fee structure of the engagement, the scope and significance of the services in relation to audit fees, and whether such services are consistent with the SEC’s rules on auditor independence. During the year ended December 31, 2022, any such services that KPMG may have provided us were pre-approved by the Audit Committee in accordance with applicable SEC regulations and our policies and procedures.
Rotation of Engagement Partners
In accordance with applicable rules on partner rotation, KPMG’s lead partner for our audit was changed beginning with the year ending December 31, 2023, while KPMG’s engagement quality review partner for our audit was most recently changed in 2019. The Audit Committee is involved in considering the selection of KPMG’s primary engagement partner when there is a rotation, which is typically every five years.
KPMG Fees for 2022 and 2021
The following table shows the fees billed by KPMG for audit services provided for, and other services provided in, the years ended December 31, 2022 and December 31, 2021.
	2022 ($)	2021 ($)
Audit Fees(1)	3,026,892	3,397,350
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	3,026,892	3,397,350
(1) Audit fees primarily relate to professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, the review of our quarterly financial statements and registration statements, and any comfort letters pertaining to such audits or reviews.
The Board recommends a vote “FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2023.

Audit Committee Report
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Option Care Health under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, this section entitled “Audit Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
Pursuant to its charter, the Audit Committee reviews Option Care Health’s financial reporting process on behalf of the Board. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Option Care Health’s financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls.
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by Option Care Health’s independent registered public accounting firm, KPMG.
The Audit Committee reviewed and discussed Option Care Health’s audited financial statements for the year ended December 31, 2022 with Option Care Health’s management and independent registered public accounting firm. The Audit Committee also discussed with Option Care Health’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the financial statements referenced above be included in Option Care Health’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Respectfully submitted,
R. Carter Pate (Chair)
Elizabeth D. Bierbower
Harry M. Jansen Kraemer, Jr.
Nitin Sahney

Compensation Discussion and Analysis
This section describes our executive compensation program in 2022, including our compensation philosophy, the elements of each compensation program, the factors that the Compensation Committee considered in setting named executive officer compensation, and how our financial results affected payouts to each named executive officer in 2022.
Our named executive officers for 2022 are:
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John C. Rademacher, President and CEO

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Michael Shapiro, Chief Financial Officer

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Richard Denness, Chief Commercial Officer

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Collin G. Smyser, General Counsel and Corporate Secretary

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Harriet Booker, Former Chief Operating Officer

Summary of 2022 Financial Results
In 2022, we provided care to over 265,000 unique patients, expanded our relationships with payers and providers, and continued to establish what we believe is the largest clinical infusion nursing network in the United States. Despite ongoing macroeconomic and other challenges, our team members’ commitment to high-quality, cost-effective care helped produce solid financial results in 2022, including the following:
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Net revenue of $3,944.7 million, an increase of 14.7% from full year 2021;

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Gross profit of $866.9 million, an increase of 11.2% from full year 2021;

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Net income of $150.6 million, or $0.83 basic earnings per share, compared to net income of $139.9 million, or $0.78 basic earnings per share, in 2021;

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Adjusted EBITDA of $342.9 million, an increase of 18.3% from full year 2021; and

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Cash flow from operations of $267.5 million, an increase of 28.2% from full year 2021.

Executive Compensation Philosophy and Practices
The Compensation Committee, which is entirely comprised of independent directors, is solely responsible for determining our compensation philosophy and executive compensation program design.
Our compensation philosophy is to align our executive compensation program with the interests of our stockholders by basing our more fundamental compensation decisions on financial objectives that the Board believes have a meaningful impact on long-term stockholder value. A significant goal of our executive compensation program is to help ensure that we hire and retain talented and experienced executives who are motivated to achieve our short-term and long-term corporate goals. Our executive compensation program is intended to serve the following purposes:
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to reward our named executive officers for sustained financial and operating performance and strong leadership;

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to align our named executive officers’ interests with the interests of our stockholders, thereby ensuring a focus on long-term value creation;

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to encourage our successful named executive officers to remain with us for the long-term; and

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to attract, retain and motivate a pipeline of strong internal successor candidates for our leadership positions.

Underpinning our compensation philosophy is the belief that we are a growth company with the potential to have a significant impact on the home and alternate site infusion services industry. Achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and our longer-term goals set by the Compensation Committee and the Board should reflect that growth orientation.

The Compensation Committee has numerous tools at its disposal to help us accomplish our short- and long-term performance goals. The Compensation Committee generally chooses to utilize those tools in its administration and oversight of our executive compensation program while taking into consideration, among other things, management’s evaluation of our past performance and our future projected performance. For instance, the Compensation Committee selects a peer group for compensation comparison purposes based on our size, business, revenue, market capitalization and other factors.
We believe in a strong link between named executive officer compensation and our short-term and long-term financial performance. As such, we believe annual bonuses and long-term incentive compensation for our named executive officers should be “at risk” or based upon our performance and/or the satisfactory achievement of meaningful financial and other performance-related goals and objectives. Our executive compensation program is designed to align with stockholder value creation, with the objective of delivering strong returns to stockholders.
The various components of our compensation program are related but distinct and are designed to emphasize “pay-for-performance,” with a meaningful portion of total compensation tied to our and our stockholders’ long-term and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a significant component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on market data, internal equity and consistency, experience, and responsibilities, as well as other relevant considerations such as rewarding strong performance.
The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, through 2022, our intention was that annual total compensation be calibrated to market median when target performance is achieved. Additionally, our focus on “at-risk compensation” ensures that if performance is below target, our executives’ total compensation will be below market median, and if performance is above target, our executives will be rewarded with total compensation above market median.
In addition to strong alignment of pay with our performance, we maintain sound governance practices, including:
What We Do	What We Do Not Do

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Tie more than 80% of target CEO compensation to corporate performance and creation of long-term stockholder value

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Compensation Committee has discretion to adjust downward any performance-based equity award payout

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Robust stock ownership guidelines for directors, named executive officers and senior management

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Clawback policy that allows recovery of compensation in the event of certain acts of misconduct by named executive officers and senior management

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Independent compensation consultant that performs no other work for us

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Annual compensation risk assessment

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No compensation programs or practices encourage excessive risk-taking

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No excise tax gross-ups on named executive officer compensation

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No short sales, hedging or pledging of our securities by any named executive officer

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No single trigger change in control vesting or payments

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No pension or supplemental executive retirement, health, or insurance benefits

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No significant perquisites

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No dividends paid on unvested equity

Executive Compensation Process
We seek to maintain a market-competitive executive compensation program that is consistent with our compensation philosophy and attracts and retains executives who perform at a high level and contribute to our success.
Role of Stockholders and Other Stakeholders
Our stockholders are provided with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”). At our last annual meeting of stockholders in 2022, approximately 99% of the votes cast supported the say-on-pay proposal. We believe these results represent strong investor support of our executive compensation philosophy and program, and there were no significant changes to our executive compensation program from 2021 to 2022.
We are committed to continued engagement with our stockholders and other stakeholders on various corporate governance topics, including with respect to executive compensation. The Compensation Committee considers the feedback we receive during these discussions, as well as the results of say-on-pay proposals, when reviewing our executive compensation program.
Role of the Compensation Consultant
The Compensation Committee directly engages an independent compensation consultant, Pearl Meyer, who reports directly to the Chair of the Compensation Committee. The consultant meets regularly and as needed with the Compensation Committee and has direct access to the Chair during and between meetings. Among other duties, the consultant advises the Compensation Committee on competitive pay practices, assists with the determination of the peer group for compensation purposes, and provides and analyzes compensation levels relative to market benchmarks.
The Compensation Committee has the sole authority to retain and terminate its independent compensation consultant and approve its fees, which we pay. The Compensation Committee also considers the independence of the consultant in accordance with SEC and Nasdaq rules. During 2022, Pearl Meyer performed no other services for us or our executive officers.
Role of the Peer Group
To provide the appropriate context for executive pay decisions, the Compensation Committee, in consultation with its independent compensation consultant, assesses the compensation practices (including compensation mix) and pay levels of our peer group. For 2022 executive compensation benchmarking, the Compensation Committee selected a peer group using criteria that included market capitalization and revenue broadly similar to ours, ranging from 0.4 – 3.4 times and 0.65 – 1.86 times, respectively. Additionally, the Compensation Committee considers selecting companies that promote year-over-year consistency, include key competitors, and maintain a robust sample size. The Compensation Committee also believed that these companies share important characteristics to us, such as being our direct competitors, operating in a similar business model to ours, or employing people with the unique skills required to operate a company in our industry.
Based on the advice of its independent compensation consultant, the following group of eleven companies was identified by the Compensation Committee as our peer group for 2022 executive compensation benchmarking:
Acadia Healthcare Company, Inc. Amedisys, Inc. AMN Healthcare Services, Inc. Brookdale Senior Living Inc. Chemed Corporation Encompass Health Corporation	The Ensign Group, Inc. LHC Group, Inc. Magellan Health, Inc. Select Medical Holdings Corporation Surgery Partners, Inc.
In consultation with its independent compensation consultant, the Compensation Committee annually reviews our peer group and adds or removes companies in the peer group when appropriate to help ensure companies in the peer group are similar in size to us and reflect how we conduct our business. In 2022, for purposes of 2023 executive compensation benchmarking, the Compensation Committee removed Magellan Health, Inc. (which is no longer publicly-traded) and added DaVita Inc., Patterson Companies, Inc., and Quest Diagnostics Incorporated.
Role of the CEO and Senior Management
The Compensation Committee also works with Mr. Rademacher, our President and CEO, as well as our Chief Human Resources Officer and other members of senior leadership, to oversee our executive compensation program. At the Compensation Committee’s request, Mr. Rademacher plays a key role in the process as it relates to named executive officers other than himself. For those named executive officers, Mr. Rademacher recommends adjustments to annual base salaries and target annual cash incentive amounts, recommends equity incentive awards under our long-term incentive plans, and evaluates the individual performance and contributions of such named executive officers. As noted elsewhere in this Proxy Statement, Mr. Rademacher is not present during Compensation Committee voting or deliberations regarding his own compensation.
Final Determinations
In making decisions regarding the compensation of our named executive officers, the Compensation Committee considers the benchmarking data and perspectives referenced above as well as our financial and operating performance. For 2022, to the extent applicable, each named executive officer’s individual performance assessment was based on the achievement of objectives established at the start of each year, including the demonstration of our values and leadership behaviors. Our company performance for 2022 was considered in two ways: (a) overall performance in the prior year based on a variety of metrics, which was a factor in establishing target compensation; and (b) performance against specific goals that were established at the beginning of the performance period and, if met, will determine payouts under our incentive programs.
After this review, the Compensation Committee attempts to establish total direct compensation levels for the named executive officers consistent with the peer group distribution and compensation philosophy described in “— Executive Compensation Philosophy and Practices” above. The Compensation Committee also determines the specific metrics to be used to measure our performance for purposes of the Management Incentive Plan (“MIP”) and long-term performance share units (“PSUs”). The specific metrics selected for 2022 are described further in “— 2022 Named Executive Officer Compensation” below. The Compensation Committee believes that the use of certain non-GAAP metrics, such as adjusted EBITDA, to measure our financial performance is appropriate because it aligns pay with performance objectives that are commonly used by stockholders and other members of the investment community to evaluate our performance and helps avoid inappropriate windfalls or penalties due to factors outside of management’s control. Both the selected goals and the financial performance are presented on a consistent non-GAAP basis.
Finally, the fully-independent Compensation Committee makes a recommendation to the full Board regarding the annual compensation paid to and future pay levels for named executive officers. The full Board is the final decision-making body for the compensation paid to the named executive officers, although as noted above, Mr. Rademacher (the sole non-independent director on the Board) does not participate in any voting or deliberations regarding his own compensation.
2022 Named Executive Officer Compensation
For 2022, our executive compensation program consisted of three primary components: (1) annual base salary, (2) an annual cash incentive award, and (3) long-term equity incentive awards. These components have each been tailored to incentivize and reward specific aspects of our performance that the Compensation Committee believes are pivotal to delivering long-term value.
Specifically, the Compensation Committee is dedicated to ensuring that a substantial portion of the named executive officers’ total target direct compensation is variable and directly affected by our company-wide performance. For 2022, 85% of our CEO’s target total compensation and 72% of our other named executive officers’ target total compensation was variable and at-risk (i.e., non-equity incentive compensation and long-term equity awards).

2022 Annual Base Salary
The Compensation Committee sets appropriate levels of annual base salary to help ensure that we can attract, retain, motivate, and reward a leadership team that will sustain long-term growth for our stockholders while maintaining affordability within our business plan. When setting these base salaries, the Compensation Committee generally considers the range of compensation paid to similarly situated executive officers of our compensation peer group. The Compensation Committee may set salaries relative to this range based on considerations such as the expertise, performance, or advancement potential of each named executive officer. The base salaries of our named executive officers are typically considered annually as part of the performance review process as well as upon a named executive officer’s promotion or other change in job responsibilities.
During 2022, base salaries for each of the named executive officers, other than Messrs. Rademacher and Smyser, were modestly increased by 3.0%.
As disclosed in the proxy statement for our 2022 annual meeting of stockholders, Mr. Rademacher’s 2022 base salary was increased by 42.8% from $700,000 to $1,000,000. The Compensation Committee approved this increase, in consultation with its independent compensation consultant, to both reward Mr. Rademacher for his strong performance as our President and CEO and the significant value delivered to our stockholders under his leadership, but also to improve the alignment of his target compensation with peer group median.
Mr. Smyser was not employed by us in 2021, and his 2022 base salary was established in connection with his new hire compensation package.
	2021 Annual Base Salary ($)	2022 Annual Base Salary ($)	Year-Over- Year Change (%)
Mr. Rademacher	700,000	1,000,000	42.8
Mr. Shapiro	565,000	581,950	3.0
Mr. Denness	435,000	448,050	3.0
Mr. Smyser	—	400,000(1)	N/A
Ms. Booker	585,000	602,550	3.0

(1) Effective as of April 18, 2022.
2022 Annual Cash Incentive Awards
Each named executive officer was eligible to participate in our MIP for 2022. This program is a variable, at-risk program that is designed to reward the achievement of our company-wide financial goals for the year. In doing so, it provides a direct link between the individuals’ short-term incentives and our annual financial results.
The MIP for 2022 retained the same general structure as the program for 2021, with no adjustments to the types of metrics or relative weights or increases to the threshold, target, and maximum payout opportunities for each applicable named executive officer.
For 2022, each named executive officer’s cash incentive payment was subject to a performance measure tied to our company-wide financial performance (the “OPCH Performance Target”). As with 2021, adjusted EBITDA was used as the sole performance measure for the OPCH Performance Target for 2022, subject to adjustment pursuant to an individual performance modifier. For these purposes, we define adjusted EBITDA as net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses, which is consistent with how we report adjusted EBITDA in our annual and quarterly financial results. This metric was selected because the Compensation Committee believes it reflects a commonly recognized measure of our overall company performance and profitability and is a key driver of long-term stockholder value creation.
In setting the OPCH Performance Target, the Compensation Committee established a threshold goal of $311.6 million, a target goal of $328.0 million, and a maximum goal of $364.0 million. The Compensation

Committee believed that these goals were set in a challenging yet achievable manner that represented strong financial results for the year, with the 2022 target representing an approximate 14% increase over our 2021 actual performance.
The Compensation Committee set the payout curve such that if the threshold performance level was reached, the total payout opportunity would be 50% of the target payout opportunity. If the maximum payout level was reached, the total payout opportunity would be capped at 200% of the target payout opportunity. If the threshold goal was not achieved, there is no payout for that financial performance.
The target payout opportunity is set for each named executive officer as an approximate percentage of his or her base salary. For Mr. Rademacher, our President and CEO, his target payout opportunity was 120% of his base salary. For the other named executive officers, the target payout opportunities ranged from 65% to 90% of annual base salary.
For 2022, we reported adjusted EBITDA of $342.9 million, which represented 18.3% growth year-over-year and exceeded our OPCH Performance Target goal by 5%. Therefore, based on the targets originally set by the Compensation Committee referenced above, this financial performance would have led to an OPCH Performance Target weighting of 133% of target for the named executive officers.
However, the Compensation Committee, in consultation with its independent compensation consultant, chose to allocate additional cash incentive payments to our broader workforce (which, for these purposes, did not include any named executive officer) as a reflection of their efforts in driving our financial overperformance under challenging economic and other circumstances. To help offset these amounts, the Compensation Committee chose to exercise downward discretion on the OPCH Performance Target and reduced the OPCH Performance Target payout from 133% of target to 122% of target for participants in the MIP, including the named executive officers.
The Compensation Committee also chose to make further adjustments to each eligible named executive officer’s 2022 annual cash incentive payment based on their evaluation of Mr. Rademacher’s performance in 2022, and Mr. Rademacher’s evaluation of Mr. Shapiro’s and Mr. Denness’s performance in 2022. In particular, the Compensation Committee considered each of Messrs. Rademacher’s, Shapiro’s and Denness’s achievement of financial measures most directly within their respective control and other operational objectives that had been identified for the year. Mr. Smyser’s 2022 annual cash incentive payment was guaranteed at the OPCH Performance Target and not pro-rated in accordance with the terms of his offer letter, as an inducement for Mr. Smyser to join us mid-year from his prior employer as more fully described in “— Leadership Transitions” below. Accordingly, the Compensation Committee approved the following annual cash incentive payments to the named executive officer other than Ms. Booker, who was ineligible to receive a payment given her resignation (see “— Leadership Transitions” below for more detail):
Name	2022 Base Salary ($)(1)	2022 Target Bonus (%)	2022 OPCH Performance Target Achievement (%)	2022 Individual Performance Modifier (%)	2022 Bonus Payout ($)
Mr. Rademacher	953,846	120	122	110	1,539,593
Mr. Shapiro	579,342	90	122	110	700,000
Mr. Denness	446,042	80	122	94	410,000
Mr. Smyser(2)	400,000	65	122	—	317,200

(1) Base salary amounts for Messrs. Rademacher, Shapiro and Denness reflect actual base salary amounts earned for 2022 as the change in base salary for 2022 became effective February 13, 2022.
(2) Pursuant to his offer letter, Mr. Smyser was entitled to receive an annual cash incentive payment at target for the full year 2022. See “— Leadership Transitions” below for more detail.
2022 Long-Term Incentive Awards
The Compensation Committee believes that annual long-term incentive awards provide our named executive officers with a strong link to our long-term performance, helps create an ownership culture, and helps align the interests of our named executive officers with our stockholders. This component is also designed to align a substantial amount of our named executive officers’ compensation with our key financial incentives and focus those leaders on achieving certain pre-determined company performance objectives.
In 2022, our named executive officers, other than Ms. Booker, received the following annual long-term incentive awards. As discussed in “— Leadership Transitions” below, Ms. Booker resigned from Option Care Health prior to the grant date of the annual long-term incentive awards, and therefore was ineligible to receive such awards.
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PSUs (50% of total award opportunity):

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These awards are subject to a two-year performance period, beginning on the first calendar day of the fiscal year in which the awards are granted, and have the potential to vest at 0% to 200% of target based on our achievement of the following over the performance period:

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The two-year average cash flow from operations growth rate (50% of weighting); and

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The combined two-year average revenue growth rate and adjusted EBITDA growth rate (50% of weighting).

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Notwithstanding the two-year performance period, these awards vest in full three years from the grant date, subject to continued employment with us.

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RSUs (25% of total award opportunity):

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These awards vest in one-quarter increments on each of the first four annual anniversaries of the grant date, subject to continued employment with us.

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Non-Qualified Stock Options (25% of total award opportunity):

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These awards vest in one-quarter increments on each of the first four annual anniversaries of the grant date, subject to continued employment with us.

The Compensation Committee has the discretion to adjust downward any equity award payout.
2022 Target Grant Values
Our policy with respect to the annual long-term incentive awards for all eligible employees, including eligible named executive officers, is to grant the award and set the grant price at the Compensation Committee’s regularly scheduled meeting during the first quarter of each year. For 2022 long-term incentive awards, we set the total target values for eligible named executive officers based on, among other things, internal pay equity, our company-wide performance, individual performance, and our peer group data. Total target values for the 2022 annual long-term incentive awards to the eligible named executive officers were set as follows:
Name	2022 Annual Equity Grant ($)
Mr. Rademacher	4,250,000
Mr. Shapiro	1,400,000
Mr. Denness	900.000
Mr. Smyser	375,000
Performance Stock Units
PSUs represent a substantial, at-risk component of our eligible named executive officers’ compensation that is directly tied to our long-term financial performance. In February 2022, each eligible named executive officer (other than Mr. Smyser) received PSUs under the MIP. Mr. Smyser was granted PSUs in May 2022 at the Compensation Committee’s first regularly scheduled meeting after he became an employee of Option Care Health.

The PSUs granted in 2022 have a two-year performance period from the beginning of 2022 through the end of 2023. Due to the continued accelerated transformation and growth of our organization, the Compensation Committee continues to believe that a two-year performance period is appropriate at this time to better establish accurate performance goals. However, to enhance the retentive effects of these awards and better align the recipient’s performance with the long-term interests of our stockholders, the Compensation Committee has established a three-year vesting period for these PSUs, which is conditioned upon the recipient’s continued employment with Option Care Health through vesting.
The target number of PSUs granted to an eligible named executive officer was determined by dividing 50% of the target equity grant value applicable to such named executive officer by the closing stock price at the date of grant. The grant date fair values of these awards are as follows:
Name	Payout Date	Target Payout ($)(1)
Mr. Rademacher	February 2025	2,125,000
Mr. Shapiro	February 2025	700,000
Mr. Denness	February 2025	450,000
Mr. Smyser	May 2025	187,500

(1) All awards had a fair market value of $23.96 per share based on their grant date of February 17, 2022, with the exception of the award to Mr. Smyser, which was granted on May 19, 2022 and had a fair market value of $28.89 per share.
In February 2022, the Compensation Committee established the financial performance metrics underlying the PSUs, which was (i) our two-year average cash flow from operations growth rate (50% of weighting); and (ii) our combined two-year average revenue growth rate and adjusted EBITDA growth rate (50% of weighting). These metrics were unchanged from 2021, and the Compensation Committee selected these metrics due to its belief that performance underlying these metrics would help drive our financial performance and align the recipients’ interests with those of our long-term stockholders.
Payouts for the PSUs granted in 2022 range from 0% to 200% of target, subject to continuous employment through the vesting date and based on our achievement of the above-referenced targets, which the Compensation Committee believe are rigorous and challenging. The specific targets used for each of the metrics for the 2022-2023 performance period, and the range of awards related to the achievement of such metrics, are generally reflective of our confidential business plan, the disclosure of which we believe would cause us competitive harm.
Restricted Stock Units and Non-Qualified Stock Options
In February 2022, each eligible named executive officer (other than Mr. Smyser) also received RSUs and non-qualified stock options under the MIP. Mr. Smyser was granted RSUs and non-qualified stock options in May 2022 at the Compensation Committee’s first regularly scheduled meeting after he became an employee of Option Care Health. These time-based awards are designed to align the interests of our eligible named executive officers with those of our stockholders by promoting the retention of the executive team over the longer term.
The target number of RSUs granted to an eligible named executive officer was determined by dividing 25% of the target equity grant value applicable to such individual by the closing stock price at the grant date. The target number of non-qualified stock options granted to an eligible named executive officer was determined by dividing 25% of the target equity grant value applicable to such individual by the product of the closing stock price and the Black-Scholes value at the grant date. These RSUs and non-qualified stock options vest in roughly one-quarter increments on each of the first four annual anniversaries of the grant date, subject to continuous service through each vesting date.

The grant date fair values for these awards are as follows:
Name	Final Vesting Date	Grant Date Fair Market Value of RSUs ($)(1)	Grant Date Fair Market Value of Stock Options ($)(1)
Mr. Rademacher	February 2026	1,062,500	1,062,500
Mr. Shapiro	February 2026	350,000	350,000
Mr. Denness	February 2026	225,000	225,000
Mr. Smyser(2)	May 2025; May 2026	393,750	93,750

(1) All awards had a fair market value of $23.96 per share based on their grant date of February 17, 2022, with the exception of Mr. Smyser’s award, which was granted on May 19, 2022 and had a fair market value of $28.89 per share.
(2) The grant date fair value for Mr. Smyser includes an RSU award with a grant date fair value of $300,000 made in connection with his hire, which will fully vest on May 19, 2025. See “— Leadership Transitions” below for more information.
Payout of Long-Term Incentive Awards for Performance Period 2021-2022
The performance period for the 2021 PSUs awarded to Messrs. Rademacher, Shapiro, and Denness on February 23, 2021 ended on December 31, 2022. The PSU awards provided for a payout ranging from 0% to 200% of target based on the actual achievement of (i) our two-year average cash flow from operations growth rate (50% of weighting); and (ii) our combined two-year average revenue growth rate and adjusted EBITDA growth rate (50% of weighting) for a two-year performance period beginning on January 1, 2021 and ending December 31, 2022. The final performance of each metric exceeded the maximum goal, and resulted in the PSUs vesting at 200% of target. In addition to the performance measures, the 2021 PSUs re subject to an additional period of time-based vesting that requires continuous employment through the date that the performance results were certified, which occurred on February 25, 2024. The performance measures and actual results are summarized below:
Measure (2 year averages for 2021 and 2022)	Threshold (% growth)	Target (% growth)	Maximum (% growth)	Actual (% growth)	Payout (% of target)
Adjusted EBITDA growth				14
Revenue growth				25
Adjusted EBITDA + Revenue growth (50%)	20	22	26	39	200
Cash Flow from Operations growth (50%)	7.5	10	15	46	200
Other Benefits
Benefits are an important part of retention and financial security for all employees, and each of the benefits described below are designed to provide a market-competitive executive compensation program. In addition to the below, the named executive officers are eligible to participate in our health and welfare programs and other employee benefit programs on the same basis as our other employees.
Executive Severance Plan
In May 2020, in consultation with its independent compensation consultant, the Compensation Committee approved, and we adopted, the Option Care Health Executive Severance Plan (the “Executive Severance Plan”) for certain eligible executives who sign a participation notice. The Compensation Committee believed that the Executive Severance Plan helped fill a gap in our executive compensation programs and better align them with market practice. The Executive Severance Plan is intended to provide financial assistance to executive team members, who are terminated without cause during the twelve-month period following a change in control while actively at work or on an approved disability, military, or family/medical leave at the time of termination. The Executive Severance Plan provides for twelve months of base salary and a prorated bonus payment in the year of termination as the standard severance payment for all participants, as well as twelve months of COBRA subsidy. As of March 15, 2023, the only named executive officers participating in the plan were

Mr. Denness and Mr. Smyser. Due to the terms of their respective employment agreements with us, neither Mr. Rademacher nor Mr. Shapiro is eligible to participate in the Executive Severance Plan.
401(k) Plan
We maintain a 401(k) retirement savings plan (the “401(k) Plan”) under which all of our employees (including the named executive officers) are eligible to participate. This plan includes a deferral feature under which a participant may elect to defer his or her compensation up to statutory limits. We currently match 100% of the participant contributions up to 4% of the participant’s annual eligible earnings. We believe that providing this vehicle for retirement savings and making matching contributions adds to the overall desirability of our executive compensation program and further incentivizes our named executive officers in accordance with our compensation policies.
Other than the 401(k) Plan, we do not maintain any pension plans or non-qualified deferred compensation plans for the benefit of our employees or other service providers.
Leadership Transitions
On March 25, 2022, Ms. Booker voluntarily resigned as our Chief Operating Officer. Ms. Booker is a named executive officer for 2022 due to her prior service as Chief Operating Officer, but she is not a current executive officer of Option Care Health. Because Ms. Booker’s resignation was voluntary, she was only entitled to receive her base salary and to vest in her outstanding equity awards through July 1, 2022, the date of her departure. As noted above, she was not entitled to any portion of her 2022 short-term incentive opportunity, the long-term equity awards granted to Ms. Booker in 2022 were forfeited, and we did not provide Ms. Booker with any additional payments or benefits in connection with her resignation.
On April 18, 2022, Mr. Smyser became our new General Counsel and Corporate Secretary. Mr. Smyser’s biography can be found in “Executive Officers” above. In addition to the base salary and other incentive compensation described elsewhere in this “Compensation Discussion and Analysis” section, in connection with his hiring, Mr. Smyser received a cash sign-on bonus of $220,000 and was provided with a sign-on equity award of approximately $300,000 in the form of RSUs, all of which was approximately equivalent to the compensation that he was required to forfeit from his prior employer. The RSUs will vest in full upon the three-year anniversary of the grant date or upon a change in control of Option Care Health, assuming Mr. Smyser’s continued employment with Option Care Health other than due to death or disability, and Mr. Smyser is subject to certain repayment obligations in the event he voluntarily terminates his employment or is terminated for cause within two years of the payment date. Pursuant to his offer letter, Mr. Smyser was also entitled to a non-prorated, full year annual cash incentive award at the OPCH Performance Target for 2022 notwithstanding the fact his employment began during the year, which was designed to offset the accrued annual cash incentive award he forfeited at his prior employer for 2022. This make-whole and other compensation to Mr. Smyser was necessary for recruitment purposes and was designed to help further align Mr. Smyser’s interests with those of our stockholders.
Governance and Other Matters
Employment Agreements with Named Executive Officers
We are a party to an employment agreement with each of Mr. Rademacher and Mr. Shapiro. These employment agreements were entered into prior to the consummation of the BioScrip Merger in 2019 and were believed at the time to be reasonably necessary to secure their continued employment. We do not expect to enter into employment agreements with our executive officers in the future; however, we have entered into offer letters setting forth the initial terms of hire for executive officers, but which have no further ongoing contractual obligations for us. None of the employment agreements provide for, and we do not provide, excess tax payments, reimbursements, or gross-ups to any of our named executive officers.
Employment Agreement with John C. Rademacher
We are party to an employment agreement with Mr. Rademacher dated February 23, 2018. In the event of a termination of Mr. Rademacher’s employment by us without cause (or by Mr. Rademacher’s resignation within 30 days following a sale of the company in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he is entitled to continue to receive a cash amount equal to his base salary, payable in regular installments, and to continue to participate in health benefit plans for senior executive employees (to the extent permitted under the terms of such plans and programs and such participation would not result in excise or other similar taxes payable by us) for a period of 18 months following such termination. Mr. Rademacher will also be entitled to payment of (i) any unpaid annual bonus earned for any completed fiscal year and (ii) a prorated bonus for the fiscal year in which such termination occurs, which bonus will be payable in equal installments over the 18-month severance period on regular payroll dates.
Mr. Rademacher’s employment agreement contains the following restrictive covenants: (i) a perpetual confidentiality provision that protects our proprietary information, developments and other intellectual property; (ii) non-solicit covenants that prohibit him from actively soliciting our employees, customers or suppliers during and for 18 months following employment; and (iii) a non-compete covenant that prohibits him from competing against us during the term of his employment and for 18 months after employment.
Employment Agreement with Michael Shapiro
We are party to an employment agreement with Mr. Shapiro dated October 13, 2015. In the event of a termination of Mr. Shapiro’s employment by us without cause (or by Mr. Shapiro’s resignation within 30 days following a sale of the company in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he is entitled to continue to receive a cash amount equal to his base salary, payable in regular installments, and to continue to participate in health benefit plans for senior executive employees (to the extent permitted under the terms of such plans and programs and such participation would not result in excise or other similar taxes payable by us) for a period of twelve months following such termination. Mr. Shapiro will also be entitled to payment of (i) any unpaid annual bonus earned for any completed fiscal year and (ii) a pro rata bonus for the fiscal year in which such termination occurs, which bonus will be payable in equal installments over the 12-month severance period on regular payroll dates.
Mr. Shapiro’s employment agreement contains the following restrictive covenants: (i) a perpetual confidentiality provision that protects our proprietary information, developments and other intellectual property; (ii) non-solicit covenants that prohibit him from actively soliciting our employees, customers or suppliers during and for twelve months following employment; and (iii) a non-compete covenant that prohibits him from competing against us during the term of his employment and for twelve months after employment.
Definitions in Employment Agreements
The employment agreements for Mr. Rademacher and Mr. Shapiro define “cause” as any of the following: (i) commission of a felony or other crime involving moral turpitude; (ii) commission of any act or omission involving dishonesty, disloyalty or fraud with respect to Option Care Health or our affiliates; (iii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace), or other repeated conduct causing Option Care Health or our affiliates substantial public disgrace or substantial economic harm; (iv) substantial and repeated failure to perform duties as reasonably directed by his reporting officer or the Board; (v) any intention act or omission aiding or abetting a competitor, supplier or customer of Option Care Health or our affiliates to the material disadvantage of Option Care Health or our affiliates; (vi) breach of fiduciary duty or willful misconduct with respect to Option Care Health or our affiliates; or (vii) any other material breach of the employment agreement (subject to notice and a 30-day cure period if curable).
The employment agreements for Mr. Rademacher and Mr. Shapiro define “sale of the company” as any transaction or series of transactions pursuant to which any person or group of related persons in the aggregate acquire(s) equity securities of Option Care Health possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect Board members which, in the aggregate, control a majority of the votes on the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of our equity securities, security holder or voting agreement, proxy, power of attorney or otherwise).

Stock Ownership and Holding Guidelines
The Board has adopted stock ownership guidelines for our executive officers to help align the interests of those officers with those of our stockholders. Mr. Rademacher, our President and CEO, is required to own Option Care Health common stock with a value equal to at least five times his annual base salary. Each of the other named executive officers is required to own Option Care Health common stock with a value equal to at least three times his or her annual base salary.
There is no required time period within which such period must attain the applicable stock ownership level under these guidelines. However, until the applicable ownership level is achieved, he or she must retain 75% of the net shares of Option Care Health common stock granted to him or her. The shares counted toward this ownership requirement includes shares owned outright, vested stock options, and unvested RSUs, and the retention requirement applies to all prior and future grants.
As of the last annual measurement date, we believe that each of the named executive officers was in compliance with the stock ownership guidelines or was making appropriate progress toward meeting the applicable ownership level within a reasonable period of time.
Policy Prohibiting Pledging, Hedging and Other Speculative Trading
Pursuant to our Insider Trading Policy, all directors, officers, and employees of Option Care Health and our subsidiaries, as well as members of their immediate families and others living in the same household, are prohibited from engaging in the following transactions:
•
holding any of our securities in a margin account or pledging our securities as collateral for a loan;

•
engaging in transactions in puts, calls, or other derivative transactions relating to our securities;

•
short sales of our securities (selling securities not owned at the time of sale); and

•
purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds) that are designed to hedged or offset any decrease in the market value of our securities.

Executive Compensation Recovery Policy
All of our incentive awards generally are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period. In addition, the Board has adopted a “clawback” policy that allows the Board to recover incentive payouts from our current and former executive officers, including our named executive officers, in the event of an accounting restatement or if such officer has committed an act constituting misconduct. “Misconduct” is defined as any event in which the officer has (i) materially violated our Code of Business Conduct by directing, participating or engaging in corrupt business practices, including fraud, resulting or likely to result in substantial and material damage to us or our subsidiaries; (ii) engaged in misconduct in the performance of his or her duties to Option Care Health resulting or likely to result in the creation or perpetuation of a hostile work environment; or (iii) violated any restrictive covenant agreement with us.
This recovery policy broadly covers any incentive compensation actually granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. Subsequent changes in status, including retirement or termination of employment, do not purport to impact our right to recover compensation under the policy. We expect to revise our compensation recovery policy in the next year to comply with new Nasdaq and SEC rules.
Tax Deductibility of Compensation Expense
Section 162(m) of the U.S. Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly-held company can deduct in any tax year on compensation paid to “covered employees,” including our named executive officers. While the Compensation Committee may consider tax deductibility as one of many factors in determining executive compensation, the Compensation Committee will award compensation that it determines is consistent with the goals of our executive compensation program even if such compensation is not tax deductible by us, if it determines that payment of such compensation is consistent with our business needs.
Compensation Risk Oversight
We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. The Compensation Committee, in collaboration with its independent compensation consultant, Pearl Meyer, concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us in 2022.
In their 2022 annual compensation risk assessment, Pearl Meyer evaluated a number of strategies we use to help mitigate compensation risk, including the selection of metrics used to determine payout under the incentive plans, whether or not the metrics used to determine payout under the incentive plans were balanced, the validation of achievement under such metrics, the performance period for each plan, the caps on incentive pay multiples, and the mix of fixed and variable compensation.
The Compensation Committee believes that there are several additional features in our compensation programs and policies that mitigate excessive risk-taking. For instance, the Compensation Committee has discretion to adjust incentive payments, if needed. Our senior management is subject to stock ownership and retention policies, and we retain discretion to recover incentive awards in the event of certain misconduct. Our general risk management controls also serve to preclude our decision makers from taking excessive risk to earn the incentives provided under our compensation programs.
Significant Changes to Executive Compensation Program for 2023
As noted above, the Compensation Committee removed Magellan Health, Inc. (which is no longer publicly-traded) from, and added DaVita Inc., Patterson Companies, Inc., and Quest Diagnostics Incorporated to the peer group it will use for 2023 executive compensation benchmarking purposes.
In December 2022, the Compensation Committee approved a change to our executive compensation philosophy to reflect its intention that annual total cash compensation for its named executive officers be commensurately calibrated near the market median and total direct compensation be calibrated between the market 50th and 75th percentiles. This adjustment was designed to help ensure alignment with our stockholders as well as to reflect the scarcity of top tier talent we and the Compensation Committee believe are necessary to execute our rapidly growing operations.
For our 2023 annual cash incentive award program, our executive officers, will continue to have a strategic focus on company-wide adjusted EBITDA, constituting 70% of the weighted performance measure for 2023, the remaining 30% will be tied to achievement of leadership and non-financial goals specific to each participant, some of which may incorporate ESG-related matters. This 30% component will also be subject to a further individual performance multiplier, which could reduce the weighting of this component to 0% of target or increase it to a maximum of 140% of target. This individual performance multiplier does not apply to the 70% weighting related to company-wide financial performance. The Compensation Committee believes that these changes will help drive performance in the areas where each executive officer has the most influence within Option Care Health and further aligns their interests with those of our stockholders.
The Compensation Committee also approved a retirement equity provision for certain qualifying senior executives, including the continuing named executive officers. Under this provision, upon reaching a certain age and tenure with Option Care Health, he or she would receive certain continued and prorated vesting of their PSU awards upon retirement from Option Care Health, with other long-term equity awards vesting on the applicable vesting schedule. This benefit does not apply to equity awards made prior to 2023, and none of our executive officers has currently met the applicable age and tenure requirements for participation in this benefit. The Compensation Committee, in consultation with its independent compensation consultant, believes this provision is generally aligned with the practice of several companies in the peer group used to benchmark our executive compensation program, and also potentially creates a valuable performance and retention incentive for participating executives.

Compensation Committee Report
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Option Care Health under the Securities Act or the Exchange Act, then this section entitled “Compensation Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
The Compensation Committee is primarily responsible for reviewing, approving, and overseeing Option Care Health’s compensation plans and practices, and works with management and the Compensation Committee’s independent compensation consultant to establish Option Care Health’s compensation philosophy and programs.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in Option Care Health’s 2022 Form 10-K and in this Proxy Statement.
Respectfully submitted,
John J. Arlotta
Aaron Friedman
David W. Golding
Timothy P. Sullivan (Chair)
Mark Vainisi

Executive Compensation Tables
2022 Summary Compensation Table
The following table, footnotes and related narrative disclosure summarizes the total compensation of each named executive officer for 2022, 2021 and 2020, as applicable.
Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total Compensation ($)
John C. Rademacher President and Chief Executive Officer	2022	953,846	—	4,250,000	1,539,593	11,200	6,754,639
	2021	669,459	—	6,100,000	1,638,000	11,200	8,418,659
	2020	499,600	—	—	626,852	11,102	1,137,554
Michael Shapiro Chief Financial Officer	2022	579,342	—	1,400,000	700,000	11,200	2,690,542
	2021	538,689	—	2,300,000	915,300	11,200	3,765,189
	2020	392,498	—	—	431,798	11,200	835,496
Richard Denness Chief Commercial Officer	2022	446,042	—	900,000	410,000	11,200	1,767,242
	2021	424,846	—	1,650,000	626,400	11,200	2,712,446
	2020	367,615	—	600,000	332,100	8,830	1,308,545
Collin G. Smyser(1) General Counsel and Corporate Secretary	2022	269,231	220,000	675,000	317,200	—	1,481,431

Harriet Booker(2) Former Chief Operating Officer	2022	321,750	—	1,500,000	—	11,200	1,832,950
	2021	569,904	—	3,900,000	947,700	11,200	5,428,804
	2020	485,048	—	800,000	533,615	11,187	1,829,850

(1) Mr. Smyser joined the company April 18, 2022 and therefore was not a named executive officer in 2021 or 2020.
(2) Ms. Booker resigned as an executive officer on March 25, 2022 and remained an employee through July 1, 2022.
(3) Amounts reflect base salary earned in the year, including any amounts voluntarily deferred under our 401(k) Plan.
(4) Mr. Smyser received a sign-on cash bonus in 2022 in accordance with his offer letter. See “Compensation Discussion and Analysis — Leadership Transitions” above for more information.
(5) Amounts reflect the aggregate grant date fair value of stock awards granted in the year computed in accordance with ASC 718. A discussion of the assumptions used in computing the grant date fair values may be found in Note 15 — Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the 2022 Form 10-K. For awards with a service-based vesting condition, we recognize expense on a straight-line basis over the service period of the award. For awards with performance-based vesting conditions, we recognize expense over the performance period based on the probable level of achievement, which is generally based on target. Consistent with SEC reporting rules, stock awards are reported in the year of grant.
(6) Amounts reflect payments under the MIP for performance in 2022, 2021, 2020. See “Compensation Discussion and Analysis — 2022 Named Executive Officer Compensation — 2022 Annual Cash Incentive Awards” above for details on 2022 payments for the named executive officers under the MIP. Amounts for 2021 and 2020 were revised to reflect MIP payments earned for the respective years. Prior Summary Compensation Tables reported payouts based on the year paid instead of the year earned.
(7) Amounts consist solely of Option Care Health matching contributions to the 401(k) Plan for each named executive officer, which were consistent with the benefits available to similarly-situated employees of Option Care Health. There were no other reportable perquisites, personal benefits, tax reimbursements or gross-ups paid to any named executive officer for 2022.

Grants of Plan-Based Awards During 2022
The following table provides information about annual cash incentive awards and long-term equity-based incentive awards granted during 2022 to each of our named executive officers. Annual cash incentive awards are made pursuant to the MIP and equity awards are made pursuant to the EIP. To receive a payout under the PSUs, RSUs and non-qualified stock options, a participant must remain employed with us through the end of the relevant performance period or vesting date (except in the case of retirement). No dividends, if any were to be declared and paid, would accrue on either the PSUs, RSUs and non-qualified stock options prior to payout or vesting, as applicable.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Rademacher	ABP		600,000	1,200,000	2,400,000
	PSU(4)	2/21/2022				44,345	88,690	177,380				2,125,000
	RSU(5)	2/21/2022							44,348			1,062,500
	SO(6)	2/21/2022								86,092	23.65	1,062,500
Mr. Shapiro	ABP		261,878	523,755	1,047,510
	PSU(4)	2/17/2022				14,608	29,216	58,432				700,000
	RSU(5)	2/17/2022							14,608			350,000
	SO(6)	2/17/2022								28,360	23.96	350,000
Mr. Denness	ABP		179,220	358,440	716,880
	PSU(4)	2/17/2022				9,391	18,782	37,564				450,000
	RSU(5)	2/17/2022							9,392			225,000
	SO(6)	2/17/2022								18,232	23.96	225,000
Mr. Smyser	ABP		130,000	260,000	520,000
	PSU(4)	5/19/2022				3,246	6,492	12,984				187,500
	RSU(5)	5/19/2022							3,248			93,750
	RSU(8)	5/19/2022							10,384			300,000
	SO(6)	5/19/2022								6,104	28.89	93,750
Ms. Booker(7)	ABP		271,148	542,295	1,084,590
	PSU(4)	2/17/2022				15,652	31,303	62,606				750,000
	RSU(5)	2/17/2022							15,652			375,000
	SO(6)	2/17/2022								30,388	23.96	375,000

(1) “ABP” refers to annual cash incentive awards made pursuant to our MIP. “PSU,” “RSU,” and “SO” refer to performance-based stock units, RSUs, and non-qualified stock options, respectively, granted under our EIP.
(2) These columns represent the range of possible annual cash incentive awards under the MIP. Actual awards are dependent on actual results measured against pre-established performance goals, as described under “Compensation Discussion and Analysis — 2022 Named Executive Officer Compensation — 2022 Annual Cash Incentive Awards” above. Payouts range from 0% to 200% of target. The actual amounts paid to our named executive officers under the MIP for 2022 are included in the “Non-Equity Incentive Plan Compensation” column of the “2022 Summary Compensation Table” above.
(3) A discussion of the assumptions used in computing the grant date fair values may be found in Note 15 — Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the 2022 Form 10-K.
(4) This row shows the range of payouts for the PSUs. These performance-based stock units will pay out in February 2025, with payouts ranging from 0% to 200% of target. The grant date fair value of the PSUs is based on the probable payout outcome at the time of grant. The grant date fair value assuming payout at target and maximum are listed for these awards in Note 15 — Stock-Based Incentive Compensation found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the 2022 Form 10-K.
(5) This row shows the shares underlying the RSUs. One-quarter of these shares will vest on each anniversary of the grant date.
(6) This row shows the shares underlying the stock options. One-quarter of these stock options will vest on each anniversary of the grant date.
(7) Ms. Booker resigned from Option Care Health effective March 25, 2022. She received, but forfeited upon termination of her employment, all the PSU, RSU, and non-qualified stock option grants and she was not eligible for an annual cash incentive award under the MIP.
(8) This row shows the shares underlying the RSUs Mr. Smyser received in accordance with his offer letter. These shares will vest in full on the third anniversary of the grant date. See “Compensation Discussion and Analysis — Leadership Transitions” above for more information.

Outstanding Equity Awards As Of December 31, 2022
The following table summarizes equity awards in respect of our common stock held by our named executive officer as of December 31, 2022.
	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Rademacher	—	103,184 (4)	—	18.97	2/23/2031	—	—	—	—
	—	90,918(5)	—	26.91	10/26/2031	—	—	—	—
	—	86,092(12)	—	23.65	2/21/2032	—	—	—	—
	—	—	—	—	—	52,716(7)	1,586,224	—	—
	—	—	—	—	—	31,216(8)	939,289	—	—
	—	—	—	—	—	44,348(12)	1,334,431	—	—
	—	—	—	—	—	—	—	210,864(11)	6,344,898
	—	—	—	—	—	—	—	88,690(16)	2,668,682
Mr. Shapiro	—	30,956 (4)	—	18.97	2/23/2031	—	—	—	—
	—	49,357(6)	—	25.75	10/21/2031	—	—	—	—
	—	28,360(14)	—	23.96	2/17/2032	—	—	—	—
	—	—	—	—	—	15,816(7)	475,903	—	—
	—	—	—	—	—	17,088(9)	514,178	—	—
	—	—	—	—	—	14,608(14)	439,555	—	—
	—	—	—	—	—	—	—	63,264(11)	1,799,228
	—	—	—	—	—	—	—	29,216 (17)	879,109
Mr. Denness	10,965(3)	—	—	10.56	8/1/2028	—	—	—	—
	21,656(13)	21,656(13)	—	13.34	3/9/2030	—	—	—	—
	—	19,348(4)	—	18.97	2/23/2031	—	—	—	—
	—	40,383(6)	—	25.75	10/21/2031	—	—	—	—
	—	18,232(14)	—	23.96	2/17/2032	—	—	—	—
	—	—	—	—	—	11,246(10)	338,392	—	—
	—	—	—	—	—	9,888(7)	297,530	—	—
	—	—	—	—	—	13,981(6)	420,688	—	—
	—	—	—	—	—	9,392(14)	282,605	—	—
	—	—	—	—	—	—	—	39,544(11)	1,189,879
	—	—	—	—	—	—	—	18,782 (17)	565,150
Mr. Smyser	—	6,104(15)	—	28.89	5/19/2032	13,632(15)	410,187	—	—
	—	—	—	—	—	—	—	6,492 (18)	195,344
Ms. Booker	—	—	—	—	—	—	—	—	—

(1) Stock option awards typically vest over a four-year period and, in certain instances, may fully vest upon a change in control of the Company. The stock options also typically have an exercise price that may not be less than 100% of its fair market value on the date of grant and are exercisable 10 years after the date of grant, subject to earlier termination in certain circumstances.

(2) The value of the unvested RSUs is based on the Company’s closing stock price as of December 30, 2022 of $30.09. Outstanding RSUs typically vest over a four-year period, subject to continued service with the Company.
(3) Represents vested and exercisable options granted under the EIP.
(4) Represents stock options granted under the EIP that vested 50% on February 23, 2023 and are schedule to vest 25% on February 23, 2024 and 25% on February 23, 2025.
(5) Represents stock options granted under the EIP scheduled to vest 100% on October 26, 2024.
(6) Represents stock options granted under the EIP scheduled to vest 100% on October 21, 2024.
(7) Represents RSUs granted under the EIP that vested 50% on February 23, 2023 and are scheduled to vest 25% on February 23, 2024 and 25% on February 23, 2025.
(8) Represents RSUs granted under the EIP scheduled to vest 100% on October 26, 2024.
(9) Represents stock options granted under the EIP scheduled to vest 100% on October 26, 2024.
(10) Represents RSUs granted under the EIP that vested 50% on March 9, 2022 and 25% on March 9, 2023, and are scheduled to vest 25% on March 9, 2024.
(11) Represents PSUs granted under the EIP scheduled to vest 100% on February 23, 2024.
(12) Represents RSUs granted under the EIP that vested 25% on February 21, 2022 and 25% on February 21, 2023, and are scheduled to vest 25% on February 21, 2024 and 25% on February 21, 2025.
(13) Represents RSUs granted under the EIP that vested 50% on March 9, 2022 and 25% on March 9, 2023, and are scheduled to vest 25% on March 9, 2024.
(14) Represents RSUs granted under the EIP scheduled to vest 25% on each of the first, second, third and fourth anniversaries of the February 17, 2022 grant date.
(15) Represents stock options granted under the EIP scheduled to vest 25% on each of the first, second, third and fourth anniversaries of the May 19, 2022 grant date.
(16) Represents target number of PSUs granted under the EIP scheduled to vest 100% on February 21, 2025.
(17) Represents target number of PSUs granted under the EIP scheduled to vest 100% on February 17, 2025.
(18) Represents target number of PSUs granted under the EIP scheduled to vest 100% on May 19, 2025.

Options Exercised and Stock Vested in 2022
The following table represents information regarding the exercises of stock options and vesting of stock awards during 2022 for each named executive officer.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Exercise (#)(3)	Value Realized on Exercise ($)(4)
Mr. Rademacher	—	—	—	—
Mr. Shapiro	—	—	—	—
Mr. Denness	—	—	11,246	294,195
Mr. Smyser	—	—	—	—
Ms. Booker	64,123	1,205,088	14,994	392,243

(1) Reflects the aggregate gross number of options exercised and includes any shares used to exercise such options and satisfy applicable taxes.
(2) The value equals our stock price on the exercise date, minus the per share exercise price of the non-qualified stock option, multiplied by the number of shares acquired on exercise.
(3) Reflects the aggregate gross number of restricted stock and/or RSUs that vested and were settled during 2022, and includes any amounts withheld for applicable taxes.
(4) The value equals our stock price on the vesting date multiplied by the number of shares acquired on vesting, net of required withholdings.

Payments Upon Termination or Change of Control (As of December 31, 2022)
The following table sets forth information regarding payments and benefits that would have been made to our currently-employed named executive officers had they experienced a termination of employment under specified circumstances or in the event of a change in control as of December 31, 2022. The table only includes information for employment terminations and change in control events that would have triggered vesting or severance-related payments or benefits, and assumes that each named executive officer would have taken all actions necessary to receive the maximum available benefit, such as execution of a release of claims. The precise amount that each of our named executive officers would receive cannot be determined with certainty until a termination or a change in control has occurred.
Ms. Booker’s employment terminated July 1, 2022 in connection with her voluntary resignation. As result, she was not entitled to any accelerated or additional payments or benefits and is not included in the table below.
Name	Severance ($)(1)	Accelerated Vesting of Equity ($)(2)	Total ($)
Mr. Rademacher
Termination without cause	2,800,000	—	2,800,000
Termination due to death or disability	2,800,000	—	2,800,000
Change in control (termination without cause within 12 months)	2,800,000	11,692,034	14,492,034
Resignation with “good reason” following a change in control	2,800,000	11,692,034	14,492,034
Mr. Shapiro
Termination without cause	1,105,705	—	1,105,705
Termination due to death or disability	1,978,755	—	1,978,755
Change in control (termination without cause within 12 months)	1,105,705	3,992,839	5,098,544
Resignation with “good reason” following a change in control	1,105,705	3,992,839	5,098,544
Mr. Denness
Termination without cause	806,490	—	806,490
Termination due to death or disability	1,479,440	—	1,479,440
Change in control (termination without cause within 12 months)	783,000	4,065,348	4,848,348
Resignation with “good reason” following a change in control	N/A	N/A	N/A
Mr. Smyser
Termination without cause	660,000	—	660,000
Termination due to death or disability	1,260,000	—	1,260,000
Change in control (termination without cause within 12 months)	660,000	612,856	1,272,856
Resignation with “good reason” following a change in control	N/A	N/A	N/A

(1) We are party to employment agreements with certain of our named executive officers that provide for payments and benefits in the event of certain employment terminations. See “Compensation Discussion and Analysis — Other Benefits — Executive Severance Plan” and “Compensation Discussion and Analysis — Governance and Other Matters — Employment Agreements with Named Executive Officers” above for more information.
(2) Represents the value of accelerated vesting of option awards and stock awards. Please see the footnotes to the “Outstanding Equity Awards as of December 31, 2022” table above for information regarding vesting upon a change in control of Option Care Health, and see “Compensation Discussion and Analysis — Governance and Other Matters — Employment Agreements with Named Executive Officers” above for more information regarding vesting upon employment termination.

Supplemental Compensation Information
CEO Pay Ratio
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of John C. Rademacher, our President and CEO at the end of 2022.
We used the same median employee for 2022 that we used in 2021 because there were no employee population or employee compensation arrangements that we believe would significantly affect our pay ratio disclosure. We identified our median employee as of December 31, 2022, taking into account all of our 6,058 full-time, part-time, and per diem hourly employees, and excluded Mr. Rademacher. We utilized actual earned wages reported on Form W-2 for the period of January 1, 2022 to December 31, 2022 as the consistently applied compensation measure as of December 31, 2022 to identify the median employee. We calculated the total compensation of our median employee for 2022 using the same methodology that was used for our named executive officers, as set forth in “Executive Compensation Tables — 2022 Summary Compensation Table” above.
As a result of this analysis, the annual total compensation for our median employee in 2022 was $89,432. The annual total compensation for Mr. Rademacher in 2022 was $6,754,639. Based on this information, we reasonably estimate that the ratio of the annual total compensation of Mr. Rademacher to the annual total compensation of the median paid employee was 76:1.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. As a result, the ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.
Pay-Versus-Performance
In accordance with the rules of the SEC, we are disclosing information regarding compensation actually paid to our named executive officers and certain company performance measures for the fiscal years listed below. You should refer to the “Compensation Discussion and Analysis” section of this Proxy Statement for a complete description of how executive compensation relates to our performance and how the Compensation Committee makes decisions. The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Other NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K promulgated by the SEC.
The following table sets forth additional compensation information of our CEO and our other named executive officers along with total shareholder return, net income, and Adjusted EBITDA performance results for 2022, 2021 and 2020.

Pay-Versus-Performance Table
Year	Summary Compensation Table Total for CEO ($)(1)(2)	Compensation Actually Paid to CEO ($)(1)(2)	Average Summary Compensation Table for Other NEOs(1)(2) ($)	Average Compensation Actually Paid to Other NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Adjusted EBITDA ($ in millions)(5)
					Total Shareholder Return(3) ($)	S&P Health Care Services Select Industry Index ($)(3)(4)
2022	6,754,639	10,072,293	1,943,041	315,954	201.68	116.36	178.5	342.9
2021	8,418,659	13,139,273	3,292,294	4,992,770	190.62	145.57	139.9	289.8
2020	1,137,554	1,137,554	1,118,132	1,085,922	104.83	133.00	(8.1)	221.7

(1) The CEO and other named executive officers for the applicable years were as follows:
•
2022: Mr. Rademacher (CEO); Mr. Shapiro, Ms. Booker, Mr. Denness, Mr. Smyser (other named executive officers)

•
2021: Mr. Rademacher (CEO); Mr. Shapiro, Ms. Booker, Mr. Denness, Clifford Berman (other named executive officers)

•
2020: Mr. Rademacher (CEO); Mr. Shapiro, Ms. Booker, Mr. Denness, Clifford Berman (other named executive officers)

(2) A reconciliation of Total Compensation from the Summary Compensation Table to Compensation Actually Paid to our CEO and other NEOs is shown below:
	2022		2021		2020
	Mr. Rademacher ($)	Average Non-CEO NEOs ($)	Mr. Rademacher ($)	Average Non-CEO NEOs ($)	Mr. Rademacher ($)	Average Non-CEO NEOs ($)
Total Compensation from SCT	6,754,639	1,943,041	8,418,659	3,292,294	1,137,554	1,118,132
Adjustments for Equity Awards
Adjustment for grant date values in the SCT	(4,250,000)	(1,118,750)	(6,100,000)	(2,062,500)	0	(350,000)
Year-end fair value of unvested awards granted in the current year	6,696,727	1,101,338	10,820,614	3,311,688	0	358,614
Year-over-year difference of year-end fair values for unvested awards granted in prior years	870,928	180,475	0	441,168	0	1,667
Fair values at vest date for awards granted and vested in current year	0	0	0	0	0	0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	0	(38,507)	0	10,120	0	(42,492)
Forfeitures during current year equal to prior year-end fair value	0	(1,751,643)	0	0	0	0
Dividends or dividend equivalents not otherwise included in the total compensation	0	0	0	0	0	0
Total Adjustments for Equity Awards	3,317,654	(1,627,088)	4,720,614	1,700,476	0	(32,210)
Compensation Actually Paid (as calculated)	10,072,293	315,954	13,139,273	4,992,770	1,137,554	1,085,922
(3) Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table.
(4) Our peer group for the total shareholder return calculation is the S&P Health Care Services Select Industry Index, which is the industry index used to show our performance in the 2022 Form 10-K.
(5) Our company-selected measure, which is the measure we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link compensation actually paid to our named executive officers for 2022 to our company’s performance, is adjusted EBITDA. For these purposes, we define adjusted EBITDA, which is a non-GAAP figure, as net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses.

Relationship Between Pay and Performance

CEO and Avg. Non-CEO CAP vs Option Care and Peer TSR
CAP (In Thousands)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
TSR
$220
$200
$180
$160
$140
$120
$100
2020
2021
2022
CEO CAP
Average Non-CEO NEO CAP
OPCH TSR
S&P Health Care Services Select Index

Tabular List of Important Financial Performance Measures
In our assessment, the following table lists the most important financial measures we used to link compensation actually paid to the named executive officers for 2022 to our performance.
Adjusted EBITDA Adjusted EBITDA Growth Revenue Growth Cash Flow from Operations Growth Stock Price

Proposal 3: Advisory Vote to Approve Executive Compensation
As required by Section 14A of the Exchange Act, our stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables” above.
Our executive compensation program is designed to help achieve the goals of attracting, engaging, and retaining highly talented individuals who are committed to our core values of integrity, excellence, and respect for people and patients, while balancing the long-term interests of stockholders. The Compensation Committee, which consists solely of independent directors, has reviewed our executive compensation program and believes it aligns with our compensation philosophy and objectives as well as the pay practices of our peer group. The Compensation Committee has also determined that the specific pay decisions for our named executive officers for 2022 are appropriate given our performance, their contributions, and our stockholders’ interests.
This advisory vote is non-binding on Option Care Health, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinion of our stockholders and will take into account the voting results when making future compensation decisions. We currently ask our stockholders to vote to approve our executive compensation annually.
We encourage stockholders to read the sections above summarizing our executive compensation programs, for more information about the details of our executive compensation program and the decisions made by the Compensation Committee in 2022.
The Board recommends a vote “FOR” the advisory vote to approve executive compensation.

Proposal 4: Advisory Vote on the Frequency of Advisory Votes to Approve Executive Compensation
We are asking our stockholders to cast an advisory vote on the frequency with which they will vote to approve executive compensation. We are required to hold an advisory vote on the frequency of future advisory votes on executive compensation at least once every six years. When we last held this advisory vote in 2017, stockholders voted for every one year as the frequency of these future advisory votes, and the Board implemented this standard.
The Board recommends that stockholders approve continuing to hold the advisory vote on executive compensation every year. The Board appreciates the feedback that our stockholders can provide through these annual advisory votes, which also allow the Compensation Committee to consider more regular feedback when planning the design of our executive compensation program for the following year.
Stockholders may vote to hold the advisory vote every one year, two years, or three years. Stockholders may also abstain from voting on this proposal. This vote is advisory and non-binding on us, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinion of our stockholders and will take into account the voting results when making a decision regarding the frequency of advisory votes on executive compensation.
The frequency that receives the highest number of votes will be deemed to be the choice of the stockholders.
The Board recommends a vote for “1 YEAR” for the frequency of future advisory votes to approve executive compensation.

Stock Ownership Information
Security Ownership of Management
The following table shows information as of March 15, 2023 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of our common stock by (a) each of our directors and nominees, (b) each of our named executive officers, and (c) all current directors and executive officers as a group. Unless otherwise indicated, all persons named in this table as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. As of the Table Date, 179,754,329 shares of our common stock were issued and outstanding.
Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class
Anita M. Allemand	—	*
John J. Arlotta	25,793	*
Elizabeth Q. Betten	35,056	*
Elizabeth D. Bierbower	—	*
Harriet Booker	21,730	*
Natasha Deckmann	—	*
Richard Denness	111,072	*
Aaron Friedman	—	*
David W. Golding	70,295	*
Harry M. Jansen Kraemer, Jr.	132,109	*
R. Carter Pate	72,469	*
John C. Rademacher	103,967	*
Nitin Sahney	30,073	*
Michael Shapiro	33,023	*
Collin G. Smyser	—	*
Timothy P. Sullivan	32,119	*
Mark Vainisi	—	*
All directors, director nominees and current executive officers as a group (18 persons)	689,174	*
*   Represents less than 1% of the issued and outstanding shares of our common stock as of the Table Date.
(1) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to non-qualified stock options currently exercisable or that will become exercisable within 60 days of the Table Date: 57,681 shares for Mr. Denness; 73,115 shares for Mr. Rademacher; 22,568 shares for Mr. Shapiro; and 35,545 shares for the Company’s other executive officers. For Ms. Betten, also includes 2,843 shares indirectly held by Elizabeth Q. Betten 2012 Living Trust.
Security Ownership of Certain Beneficial Owners
The following table shows information as of the date specified regarding the beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, based solely on our review of filings with the SEC made pursuant to Section 13(d) or Section 13(g) of the Exchange Act.

Name of Beneficial Owner	Number of Shares (#)	Percent of Class (%)
BlackRock, Inc.(1)	19,772,386	10.9
The Vanguard Group(2)	15,524,268	8.5
FMR LLC(3)	15,067,896	8.3
Walgreens Boots Alliance, Inc.(4)	10,771,926	6.0
(1) As of December 30, 2022, based on information set forth in a Schedule 13G/A filed with the SEC on January 23, 2023, by BlackRock, Inc. (“BlackRock”). In such filing, BlackRock lists its business address as 55 East 52nd Street, New York, New York 10055. Represents (i) 19,292,678 shares for which BlackRock has sole voting power, (ii) 0 shares for which BlackRock has shared voting power, (iii) 19,772,386 shares for which BlackRock has sole dispositive power, and (iv) 0 shares for which BlackRock has shared dispositive power.
(2) As of December 30, 2022, based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). In such filing, Vanguard lists its business address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Represents (i) 0 shares for which Vanguard has sole voting power, (ii) 264,874 shares for which Vanguard has shared voting power, (iii) 15,108,522 shares for which Vanguard has sole dispositive power, and (iv) 415,746 shares for which Vanguard has shared dispositive power.
(3) As of December 30, 2022, based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2023 by FMR LLC, Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, and FIAM LLC IA, Fidelity Diversifying Solutions LLC IA, Fidelity Institutional Asset Management Trust Company BK, Fidelity Management & Research Company LLC IA, Fidelity Management Trust Company BK, and Strategic Advisers LLC IA (collectively “FMR”). In such filing, FMR lists its business address as 245 Summer Street, Boston, Massachusetts 02210. Represents (i) 14,950,738 shares for which FMR has sole voting power, (ii) 0 shares for which FMR has shared voting power, (iii) 15,067,896 shares for which FMR has sole dispositive power, and (iv) 0 shares for which FMR has shared dispositive power.
(4) Based on information set forth in a Schedule 13D/A filed with the SEC on March 3, 2023 by WBA. In such filing, WBA lists its business address as 108 Wilmot Road, Deerfield, Illinois 60015. Represents (i) 0 shares for which WBA has sole voting power, (ii) 10,771,926 shares for which WBA has shared voting power, (iii) 0 shares for which Walgreens has sole dispositive power, and (iv) 10,771,926 shares for which WBA has shared dispositive power. Amount reported consists of 10,771,926 shares issued to HC I, which WBA may be deemed to have beneficial ownership of such shares, as WBA is the sole equityholder with voting power of WBA Investments, Inc., a Delaware corporation, which in turn is the majority equityholder of WBA US 1 Co., a Delaware corporation, which in turn is the sole equityholder of OCH US Holding LLC, a Delaware limited liability company, which in turn is the sole equityholder of HC I.

Equity Compensation Plan Information
The following table shows information, as of December 31, 2022, regarding shares of our common stock authorized for issuance under the EIP, which is the sole equity compensation plan under which our equity securities are authorized for issuance. As of such date, no equity securities were authorized for issuance under equity compensation plan not approved by our stockholders.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans Approved by Security Holders	2,958,784(1)	$21.91(2)	4,297,867

(1) This number includes 950,183 stock options, 1,641,649 shares underlying RSUs and 366,952 shares underlying PSUs (at target) granted under the EIP.
(2) The weighted average exercise price is calculated based solely on the exercise prices of the outstanding stock options and do not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs or PSUs, which have no exercise price.

General Information About the Annual Meeting
We are soliciting proxies for use at the Annual Meeting, including any postponements or adjournments thereof. The Annual Meeting will be held on May 17, 2023 at 12:00 p.m. Central Daylight Time.
Conduct of Annual Meeting
We will conduct the Annual Meeting via webcast over the Internet. Stockholders of record of our common stock as of the close of business on March 22, 2023 (the “Record Date”) may vote at the Annual Meeting. As more fully described below, in addition to stockholders of record, “beneficial owners of shares held in street name” as of the Record Date may also vote at the Annual Meeting.
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholder meeting.com/OPCH2023 and enter the control number included in your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.
If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
We reserve the right to eject an attendee or cut off speaking privileges for behavior likely to cause disruption or annoyance or for failure to comply with reasonable requests or the rules of conduct for the meeting, including time limits applicable to attendees who are permitted to speak. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/OPCH2023. If necessary, the announcement will provide updated information regarding the date, time and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at investors.optioncarehealth.com.
Steps to Enhance Access to the Annual Meeting
We continue to use the virtual annual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our stockholders. We believe this format empowers stockholders to participate fully from any location around the world at minimal cost.
We have designed the virtual format to help enhance stockholder access and participation and protect stockholder rights. For example:
•
Our stockholders have multiple opportunities to submit questions for the meeting. Stockholders may submit a question online in advance or live during the meeting by following the instructions above. During the meeting, we will try to answer as many stockholder-submitted questions as time permits.

•
Although participation in the live webcast (i.e., the ability to vote and ask questions) is available only to stockholders (or valid proxyholders) as of the Record Date, anyone (whether or not a stockholder) can view the live webcast and, following completion of the Annual Meeting, a webcast replay.

Who Can Vote
Each share of our common stock has one vote on each matter. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting. As of the Record Date, there were 179,756,714 shares of our common stock issued and outstanding.

•
Stockholders of Record.   If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are the stockholder of record with respect to those shares.

•
Beneficial Owners of Shares Held in Street Name.   If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual stockholders are beneficial owners of shares held in street name.

Voting Before or During the Annual Meeting
There are four ways to vote:
•
Online Prior to the Annual Meeting.   You may vote by proxy by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•
Online During the Annual Meeting.   You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/OPCH2023, entering the control number found in your Notice of Internet Availability, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. Voting online during the meeting will replace any previous votes.

•
Phone.   If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•
Mail.   You may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card received prior to the Annual Meeting will be counted.

Whether you are a stockholder of record or a “beneficial owner of shares held in street name,” you may direct how your shares are voted even without participating in the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan on attend the webcast, by using one of the methods described above. The online polls will close at 11:59 p.m. Eastern Time on May 16, 2023.
Changing Your Vote
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.
•
Online Prior to the Annual Meeting.   You may change your vote using the online voting method described above, in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted.

•
Online During the Annual Meeting.   You may change your vote by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/OPCH2023, entering the control number found in your Notice of Internet Availability, and following the instructions to vote, in which case only your latest Internet proxy submitted will be counted.

•
Phone.   You may change your vote using the phone voting method described above, in which case only your latest proxy submitted prior to the Annual Meeting will be counted.

•
Mail.   You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted.

Quorum
In order to have a quorum for the Annual Meeting, holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting or represented by proxy for the transaction of business. Your shares will be counted for purposes of determining if there is a quorum if you are entitled to vote and you are present at the Annual Meeting, or if you have properly voted prior to the meeting by proxy online, by phone, or by submitting a proxy card or voting instruction by mail.
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the Annual Meeting at a later date.
Voting Standards
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted.
Proposal	Voting Options	Vote Required	Effect of Abstentions	Effect of “Broker Non-Votes”
Proposal 1 — Election of Directors	For, against, or abstain on each nominee	Plurality of votes cast	No effect	No effect
Proposal 2 — Ratification of Independent Auditor	For, against, or abstain	Majority of shares presented or represented by proxy at the meeting	Against	Brokers have discretion to vote
Proposal 3 — Advisory Vote on Executive Compensation	For, against, or abstain	Majority of shares presented or represented by proxy at the meeting	Against	No effect
Proposal 4 — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	1 Year, 2 Years, 3 Years or abstain	Highest number of votes cast	No effect	No effect
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you either (a) indicate when voting online or by phone that you wish to vote as recommended by the Board, or (b) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Michael Shapiro and Collin G. Smyser, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name, and you do not provide the broker that holds your shares with specific voting instructions, then such broker may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. For the Annual Meeting, only Proposal 2 is considered a routine matter.
Stockholder List
Our list of stockholders as of the Record Date will be available for inspection for ten days prior to the Annual Meeting. If you want to inspect the stockholder list, please contact our General Counsel and Corporate Secretary via e-mail at OCH-corporatesecretary@optioncare.com to schedule an appointment. In addition, the list of stockholders will be available for inspection during the Annual Meeting through the meeting website for those stockholders who choose to attend.

Inspector of Election
A representative of American Election Services LLC will serve as the inspector of election.
Proxy Solicitation Costs
We are paying the costs of the solicitation of proxies. In addition to solicitations by mail, our directors, officers, and employees, without additional compensation, may solicit proxies on our behalf in person, by phone, or by electronic communication. We are required to request brokers, banks, and other nominees that hold stock in their names to furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses in doing so, in accordance with statutory fee schedules.
Reporting of Voting Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. We will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Other Matters
Director Nominations at the 2024 Annual Meeting
Under our By-Laws, notice by stockholders who intend to nominate directors at our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) must be received no earlier than the close of business on January 18, 2024 and no later than the close of business on February 17, 2024.
Notice of director nominations must be submitted by a stockholder of record and must set forth the information required by our By-Laws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares directly in your name as a stockholder of record.
In addition to satisfying the requirements under our By-Laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than March 18, 2024.
Submission Process Related to the 2024 Annual Meeting
Matters for inclusion in the proxy materials for the 2024 Annual Meeting, other than nominations of directors, must be received on or before December 9, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act.
Matters for consideration at the 2024 Annual Meeting, but not for inclusion in the proxy materials, must be received no earlier than the close of business on January 18, 2024 and no later than the close of business on February 17, 2024. The proposal must be submitted by a stockholder of record and must set forth the information required by our By-Laws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares directly in your name as a stockholder of record.
Proposals and director nominations must be sent either by mail to Option Care Health, Inc., 3000 Lakeside Drive #300N, Bannockburn, IL 60015 USA, Attention: General Counsel and Corporate Secretary, or by e-mail to OCH-corporatesecretary@optioncare.com.
We will not entertain any proposals or nominations that do not meet the requirements set forth in our By-Laws or applicable law. We strongly encourage any stockholder interested in submitted a nomination or proposal to contact us at OCH-corporatesecretary@optioncare.com in advance of the relevant deadline to discuss the nomination or proposal.
Communicating With Us
To communicate with the Board (or any individual member), or request copies of our governance documents (including our By-Laws), please contact us by e-mail to OCH-corporatesecretary@optioncare.com or by mail to Option Care Health, Inc., 3000 Lakeside Drive #300N, Bannockburn, IL 60015 USA, Attention: General Counsel and Corporate Secretary.
We periodically forward to the addressee all correspondence other than mass mailings, advertisements, and other materials not relevant to our business. However, we reserve the right not to forward any abusive, threatening, or otherwise inappropriate materials.
Notice of Internet Availability
We use the Internet as the primary means of furnishing proxy materials to stockholders. We are sending a Notice of Internet Availability to our stockholders with instructions on how to access the proxy materials online at www.virtualshareholdermeeting.com/OPCH2023 or how to request a printed copy of the materials.
Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce our printing and mailing costs.
Stockholders Sharing the Same Address
The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders.
Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.
Any stockholder who objects to or wishes to begin householding may send notice to Option Care Health, Inc., 3000 Lakeside Drive #300N, Bannockburn, IL 60015 USA, Attention: Investor Relations, Phone: (312) 940-2538. We will send an individual copy of this Proxy Statement to any stockholder who revokes their consent to householding promptly of our receipt of such revocation.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. As a matter of practice, our administrative staff and other advisors assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf.
Based solely on a review of reports filed with the SEC and on written representations from reporting individuals, we believe that all of our officers and directors filed the required reports on a timely basis under Section 16(a) of the Exchange Act for 2022, except that due to administrative transitions, delinquent Form 4 filings were filed as described herein: (i) for each of Mr. Arlotta, Ms. Betten, Mr. Golding, Mr. Kraemer, Mr. Pate, Mr. Sahney and Mr. Sullivan, three late Form 4 filings each reporting one RSU grant; (ii) for Mr. Pate, also one late Form 4 filing reporting one open market sale; (iii) for each of Mr. Rademacher and Mr. Shapiro, one late Form 4 filing reporting one RSU grant and one stock option grant; and (iv) for Mr. Denness, four late Form 4 filings reporting (a) one RSU grant, (b) one RSU settlement (reflecting both the disposition of a derivative security and acquisition of a non-derivative security), one acquisition of shares from a PSU settlement, and two forfeitures of shares for tax withholding upon vesting, (c) two RSU grants and two stock option grants, and (d) three RSU settlements (reflecting both the disposition of a derivative security and acquisition of a non-derivative security) and four forfeitures of shares for tax withholding upon vesting, respectively.
Legal Matters
This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in the 2022 Form 10-K and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak only as of their respective dates.
Website references and their hyperlinks throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites, including but not limited to the ESG-related content on our website, is not incorporated herein by reference nor does it constitute a part of this Proxy Statement.
Financial Statements and Other Materials
Our financial statements for the fiscal year ended December 31, 2022 are included in the 2022 Form 10-K. The 2022 Form 10-K and this Proxy Statement are available from the SEC at its website at www.sec.gov.

Alternatively, you may request printed copied of these materials without charge by sending notice to Option Care Health, Inc., 3000 Lakeside Drive #300N, Bannockburn, IL 60015 USA, Attention: Investor Relations.
The 2022 Form 10-K, this Proxy Statement and other proxy materials, and our primary governance documents (including our By-Laws) are available on our Investor Relations website at investors.optioncarehealth.com.
Other Matters
We know of no other matters to be submitted to stockholders at the Annual Meeting other than the proposals identified in this Proxy Statement. If any other matters properly come before stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment. If the meeting is adjourned or postponed, the persons named on the proxy can vote such shares at the adjournment and postponement as well.
By order of the Board of Directors,
Collin G. Smyser
General Counsel and Corporate Secretary
Bannockburn, Illinois
April 7, 2023

Appendix A: Non-GAAP Financial Measures
In this Proxy Statement, we use adjusted EBITDA, which is a non-GAAP financial measure. We believe this non-GAAP financial measure provides useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. It is also used in connection with certain of our executive compensation programs.
We define Adjusted EBITDA as net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other. As part of restructuring, acquisition, integration and other, we may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, professional fees, potential retention and severance costs, and potential accelerated payment or termination costs for certain of its contractual obligations.
Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, our definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies.
Please see below for a full reconciliation of adjusted EBITDA to the most comparable GAAP financial measure. This reconciliation is also posted on our website at investors.optioncarehealth.com.
	Year Ended December 31, 2022 ($ in millions)	Year Ended December 31, 2021 ($ in millions)
Net income	150,556	139,898
Interest expense, net	53,806	67,003
Income tax expense (benefit)	55,212	(23,404)
Depreciation and amortization expense	65,434	68,804
EBITDA	325,008	252,301
EBITDA adjustments
Stock-based incentive compensation	16,783	9,575
Loss on extinguishment of debt	—	13,387
Gain on sale of assets	(10,325)	—
Restructuring, acquisition, integration and other	11,387	14,543
Adjusted EBITDA	342,853	289,806

SCAN TO VIEW MATERIALS & VOTE OPTION CARE HEALTH, INC. 3000 LAKESIDE DRIVE SUITE 300N BANNOCKBURN, IL 60015 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OPCH2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06646-P89236 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OPTION CARE HEALTH, INC. The Board of Directors recommends you vote FOR the following: For Withhold All All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. To elect ten nominees identified in the accompanying proxy statement to serve as directors. Nominees: ! ! ! 01) John J. Arlotta 02) Elizabeth Q. Betten 03) Elizabeth D. Bierbower 04) Natasha Deckmann 05) David W. Golding 06) Harry M. Jansen Kraemer, Jr. 07) R. Carter Pate 08) John C. Rademacher 09) Nitin Sahney 10) Timothy P. Sullivan The Board of Directors recommends you vote "FOR" proposal 2. For Against Abstain The Board of Directors recommends you vote every 1 YEAR on proposal 4. 1 Year 2 Years 3 Years Abstain 2. To ratify the appointment of KPMG LLP as our ! ! ! independent registered public accounting firm for the year ending December 31, 2023. 4. To conduct an advisory vote on the frequency of a stockholder vote on our executive compensation. ! ! ! ! The Board of Directors recommends you vote "FOR" proposal 3. For Against Abstain NOTE: To transact other business as may properly come before the meeting or any adjournment of the meeting. 3. To approve, on a non-binding advisory basis, our executive compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available on www.proxyvote.com or investors.optioncarehealth.com V06647-P89236 OPTION CARE HEALTH, INC. Annual Meeting of Stockholders May 17, 2023 12:00 PM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) each of Michael Shapiro and Collin Smyser as proxies with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OPTION CARE HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM CDT on May 17, 2023, at http://www.virtualshareholdermeeting.com/OPCH2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side